Exhibit 10.1

EXECUTION VERSION

CONFIDENTIAL

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of June 30, 2026, by and between FMC Corporation, a Delaware corporation (the “Company”), and Tessenderlo Group NV, a public limited company incorporated under the laws of Belgium (the “Investor”).

WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, upon the terms and subject to the conditions stated in this Agreement, shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”).

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Investor agree as follows:

1.                   Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Aggregate Purchase Price” has the meaning set forth in Section 2.2(b) hereof.

“Agreement” has the meaning set forth in the recitals hereof.

“Antitrust Law” means any U.S. and non-U.S. antitrust, competition or other Applicable Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including the Sherman Antitrust Act of 1890, the Clayton Act of 1914 and the HSR Act.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or Rule 13d-5 under the Exchange Act, and “Beneficial Owner” shall have the corresponding meaning.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York authorized or required by law or other governmental action to close.

“Change of Control” means any transaction or series of related transactions pursuant to which (i) any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of Persons becomes the Beneficial Owner, directly or indirectly, of securities representing more than 50% of the voting power of the outstanding Common Stock, (ii) the Company merges, consolidates or combines with any other Person and, immediately following such transaction, the holders of Common Stock immediately prior to such transaction hold less than 50% of the voting power of the surviving entity or parent thereof or (iii) the Company sells, transfers or otherwise disposes of all or more than 50% of its consolidated assets.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Closing Date” has the meaning set forth in Section 2.2 hereof.

“Code” means the U.S. Internal Revenue Code of 1986.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Recitals.

“Company’s knowledge” means the actual knowledge of the Chief Executive Officer, the Chief Financial Officer or the General Counsel of the Company, in each case, as of the date of this Agreement.

“Company Disclosure Schedule” means the Disclosure Schedule of the Company delivered concurrently herewith.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Excluded Representations” has the meaning set forth in Section 6.2(a) hereof.

“Financial Statements” has the meaning set forth in Section 3.7(b) hereof.

“Foreign Investment Law” means any Applicable Law that provides for the review, clearance or notification of transactions on grounds of national security or other national or public interest, including any state, national or multi-jurisdictional Laws, that are designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in or control over domestic equities, securities, entities, assets, land or interests.

“Fundamental Representations” has the meaning set forth in Section 6.2(a) hereof.

“GAAP” has the meaning set forth in Section 3.7(b) hereof.

“Governmental Authorizations” has the meaning set forth in Section 3.10 hereof.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Investor” has the meaning set forth in the Recitals.

“Investor Disclosure Schedule” means the Disclosure Schedule of the Investor delivered concurrently herewith.

“Investor Excluded Representations” has the meaning set forth in Section 6.3(a) hereof.

“Investor Agreement” means the Investor Agreement between the Company and the Investor substantially in the form attached hereto as Exhibit A.

“Material Adverse Effect” means any change, occurrence, event or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any change, occurrence, event or development to the extent resulting from or arising out of:

(i)       any change or proposed change in GAAP or other regulatory accounting requirements (or the interpretation thereof);

(ii)       any change generally affecting the economy, financial, securities, currency, commodity, real estate, capital or credit markets or economic or social conditions in any geographic region in which the Company or any of its Subsidiaries conducts business;

(iii)       any change (including any change in Applicable Law (or the interpretation or enforcement thereof) or interest or exchange rates) in conditions generally affecting any industry in which the Company or any of its Subsidiaries operates;

(iv)        any change in the market price or trading volume of the Common Stock per se (it being understood that any underlying facts, circumstances or conditions giving rise or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect);

(v)       any change in regulatory, legislative, tax or political conditions, including any trade wars, tariffs or changes to domestic or international monetary policies;

(vi)       any actual or threatened acts of war, sabotage, cyber-attack or terrorism or natural disasters (including hurricanes, tornadoes, floods, earthquakes and weather-related events) involving any geographic region in which the Company or any of its Subsidiaries operate and any Applicable Law (including sanctions) imposed in connection therewith;

(vii)       any epidemic, pandemic or disease outbreak or worsening thereof (including COVID-19 or Ebola) or similar health emergency;

(viii)       any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Authority generally affecting any industry or geographic region in which, in each case, the Company or any of its Subsidiaries operates;

(ix)       the negotiation, execution or performance of this Agreement, the announcement, pendency or consummation of the transactions contemplated hereby (other than with respect to breaches of the representations and warranties set forth in Section 3.5 addressing the results or consequences of the transactions contemplated by this Agreement), the identity of the Investor or any facts or circumstances relating to the Investor;

(x)       any failure to meet any internal or published projections, forecasts or predictions in respect of financial performance per se (it being understood that any underlying facts, circumstances or condition giving rise or contributing to such failures that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect);

(xi)       any action taken (or omitted to be taken) at the written request of the Investor;

(xii)       any action taken by the Company or any of its Subsidiaries that is expressly required by this Agreement; or

(xiii)       any breach of this Agreement by the Investor;

except, in the case of clauses (i)-(viii), to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby relative to other participants in the industry or industries in which the Company and its Subsidiaries operate (in which case only the incremental disproportionate effect may be taken into account in determining whether there has been a Material Adverse Effect).

“NYSE” has the meaning set forth in Section 3.11 hereof.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Purchased Shares” has the meaning set forth in Section 2.1 hereof.

“Registration Rights Agreement” means the Registration Rights Agreement between the Company and the Investor substantially in the form attached hereto as Exhibit B.

“Regulatory Approvals” means (i) the expiration or termination of the applicable waiting period under the HSR Act and (ii) any other regulatory approvals, clearances, consents or authorizations required under any Antitrust Law or Foreign Investment Law in connection with the transactions contemplated by this Agreement.

“Required Regulatory Approvals” means the Current Regulatory Approvals (as defined in Section 6.1 of the Company Disclosure Schedule) and any other Regulatory Approvals that become Required Regulatory Approvals in accordance with Section 5.1(b)(i).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act.

“Sanctioned Jurisdiction” means a country, region, or territory that is the subject of comprehensive territorial Sanctions (at the time of this Agreement, Cuba, Iran, North Korea and the Crimea, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine).

“Sanctioned Person” means any Person that is: (i) the target of Sanctions (including Persons identified on OFAC’s Specially Designated Nationals and Blocked Persons List or any other Sanctions-related list maintained by OFAC or any other relevant Governmental Authority); (ii) identified on any list of restricted or prohibited persons maintained by any Governmental Authority under Trade Control Laws (including Persons identified on BIS’s Entity List, Denied Persons List or Military End-User List); (iii) located, organized or resident in a Sanctioned Jurisdiction; or (iv) owned 50% or more, individually or in the aggregate, directly or indirectly or controlled by any Person or Persons described in subparagraphs (i) to (iii) of this definition.

“Sanctions” means any applicable economic or financial sanctions administered or enforced by the U.S. government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury or any other relevant sanctions authority of any jurisdiction in which the Company or any Subsidiary is located or to whose jurisdiction the Company or any Subsidiary is otherwise subject.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and (ii) any Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K filed or furnished (as applicable) by the Company after January 1, 2026 and prior to the Business Day immediately preceding the date hereof, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Securities Act” means the U.S. Securities Act of 1933.

“Share Price” means $13.30.

“Significant Subsidiary” means any Subsidiary that constitutes a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X of the Exchange Act.

“Subsidiary” means any entity of which (i) a majority of the voting securities are owned by the Company or (ii) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Taxes” means all U.S. federal, state, local and non-U.S. taxes, assessments, duties, levies and other governmental charges of any kind whatsoever, including income, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, stamp, capital stock, property and estimated taxes, in each case together with any interest, penalties or additions to tax imposed with respect thereto (whether disputed or not).

“Trade Control Laws” means all Applicable Laws relating to the import, export, re-export, deemed export, deemed re-export or transfer of information, data, goods, software and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”), the U.S. International Traffic in Arms Regulations administered by the U.S. Department of State and customs and import laws administered by U.S. Customs and Border Protection.

“Transaction Agreements” means this Agreement, the Investor Agreement, the Registration Rights Agreement and any other documents or agreements explicitly contemplated hereunder or thereunder.

“Transfer” means, with respect to any Common Stock, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Common Stock or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction or through the transfer of any equity securities in any direct or indirect company holding such Common Stock), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Common Stock or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Transfer Agent” means, with respect to the Common Stock, EQ Shareowner Services, or such other financial institution that provides transfer agent services as the Company may engage from time to time.

“Transfer Taxes” means all real property transfer, sales, use, value added, stamp, documentary, recording, registration, conveyance, stock transfer, intangible property transfer, personal property transfer, gross receipts, registration, duty, securities transactions or similar fees or Taxes (together with any interest, penalty, or addition thereto) incurred in connection with the transactions contemplated by this Agreement.

2.             Purchase and Sale of Securities.

2.1           Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investor agrees to purchase, 30,319,166 shares of Common Stock (the “Purchased Shares”), with a purchase price per Purchased Share equal to the Share Price. Notwithstanding the foregoing, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all shares of Common Stock and all options, warrants, forward contracts, swaps, contracts of sale, and other derivative or similar agreements relating to shares of Common Stock then beneficially owned by the Investor, its Affiliates and any Person acting as a group together with the Investor or any of the Investor’s Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 20% of the outstanding shares of Common Stock immediately after giving effect to the Closing and the consummation of the transactions contemplated hereby, and the number of Purchased Shares shall be reduced accordingly.

2.2           Closing.

(a)                The closing of the purchase and sale of the Purchased Shares (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures on the second Business Day following the first date on which all conditions set forth in Article 6 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), or at such other time as agreed to by the Company and the Investor.

(b)                At the Closing, the Investor shall deliver to the Company (i) an amount equal to $403,244,907.80 (the “Aggregate Purchase Price”) by wire transfer to the Company of immediately available funds, in accordance with wire instructions provided by the Company to the Investor at least five Business Days prior to the Closing Date, (ii) a duly executed copy of the Investor Agreement and (iii) a duly executed copy of the Registration Rights Agreement.

(c)                At the Closing, the Company will (i) cause the Transfer Agent to register the Purchased Shares in book-entry form in the name of the Investor or such wholly-owned Affiliates of the Investor as the Investor notified the Company at least five Business Days prior to the Closing Date, (ii) deliver to the Investor a duly executed copy of the Investor Agreement and (iii) deliver to the Investor a duly executed copy of the Registration Rights Agreement.

3.             Representations and Warranties of the Company. Except (other than in the case of Section 3.1, the first and second sentence of Section 3.2, Section 3.3 to 3.6 (both inclusive), Section 3.14 and Section 3.21) as disclosed in the SEC Reports (excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), the Company hereby represents and warrants to the Investor that the statements contained in this Article 3 are true and correct as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

3.1           Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Each Significant Subsidiary is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of organization. Each Significant Subsidiary is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect.

3.2           Capitalization. The authorized capital stock of the Company consists of 260,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, no par value. As of June 29, 2026, there are 125,226,662 shares of Common Stock and no shares of preferred stock issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance with Applicable Law and any rights of third parties. Except as set forth in the Transaction Agreements, there are no outstanding rights (including pre-emptive or other similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options (except equity awards that have been granted under the Company’s equity award plans described in and in the amounts disclosed in the SEC Reports as of the dates of such SEC Reports); and all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company, have been duly and validly authorized and issued and are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares).

3.3           Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, including the sale of the Purchased Shares. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein, including the sale of the Purchased Shares, has been taken. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the Investor and that this Agreement constitutes the legal, valid and binding obligation of the Investor, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon its execution by the Company and the Investor and assuming that it constitutes a legal, valid and binding obligation of the Investor, each of the Investor Agreement and the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.4           Valid Issuance. The Purchased Shares were duly and validly authorized and issued, and are fully paid and non-assessable and will be transferred free and clear of any liens, encumbrances or restrictions on transfer to the Investor at the Closing (other than those as provided in the

Transaction Agreements or restrictions on transfer under applicable state and federal securities laws). The transfer and delivery of the Purchased Shares are not subject to any preemptive right, right of first offer, or any similar right of any Person. Subject to the accuracy of the representations and warranties made by the Investor in Section 4.5, the offer and sale of the Purchased Shares to the Investor is and will be in compliance with applicable exemptions from (a) the registration and prospectus delivery requirements of the Securities Act and (b) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.5           No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the sale of the Purchased Shares and the consummation of the other transactions contemplated by the Transaction Agreements will not (a) violate any provision of the certificate of incorporation or bylaws of the Company, (b) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or enforcement of any security under, any material agreement binding on the Company or any Subsidiary or (c) assuming compliance with the matters referred to in Section 3.6, result in a violation of any Applicable Law, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or prevent, materially delay or materially impede the performance by the Investor of its obligations under this Agreement.

3.6           Consents. Assuming the satisfaction of the Conditions of Closing set out in Section 6.1(a) and Section 6.1(b), the authorization, execution, delivery and performance by the Company of this Agreement and the other Transaction Agreements and the consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Agreements require no action by or in respect of, or filing with, any Governmental Authority other than (a) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable securities laws, (b) compliance with any applicable requirements of Antitrust Law or Foreign Investment Law, (c) compliance with and any applicable rules of the New York Stock Exchange, and (d) any such action or filing the failure of which to obtain or make would not, individually or in the aggregate, be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially delay or materially impede the performance by Investor of its obligations under this Agreement.

3.7           SEC Filings; Financial Statements.

(a)                The Company has timely filed or furnished, as applicable, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act for the one year preceding the date of this Agreement. As of the time it was filed with, or furnished to, the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and the rules and regulations promulgated thereunder, and, as of the time they were filed or furnished, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. As of the date hereof, none of the SEC Reports is the subject of an ongoing SEC review.

(b)                The consolidated financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. Except as set forth in the Financial Statements, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements or (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which have had or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.8           Absence of Material Adverse Effect. Since January 1, 2026 until the date hereof, there has not been a Material Adverse Effect.

3.9           Absence of Litigation. As of the date hereof, there is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary which is or would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any Governmental Authority and binding upon the Company or any Subsidiary that are or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.10        Compliance with Law; Permits. None of the Company or any Subsidiary is in violation of, or has received any notices of violations with respect to, any Applicable Law, except for violations which have not had and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have all required material licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from any Governmental Authority that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted or proposed to be conducted, except where the failure to possess currently such Governmental Authorizations would not be material to the Company and its Subsidiaries, taken as a whole. None of the Company or any Subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, if the subject of an unfavorable decision, ruling or finding, has or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.11        NYSE. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange (the “NYSE”). The Company is in compliance in all material respects with all applicable listing requirements of NYSE applicable to the Company. There is no suit, action, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company by NYSE or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the NYSE or to deregister the Common Stock under the Exchange Act.

3.12        Sarbanes-Oxley Act. The Company is, and since January 1, 2026 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.13        Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to comply with the requirements of the Exchange Act applicable to the Company and provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (a) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (b) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (c) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors and (d) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Since January 1, 2026, there has been (i) no material weaknesses in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.14        Investment Company Act. The Company is not, and immediately after receipt of payment for the Purchased Shares will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940.

3.15        General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Purchased Shares pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be (a) integrated with the offer and sale of the Purchased Shares pursuant to this Agreement for purposes of the Securities Act or (b) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the NYSE. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4.5 and Section 4.6, neither the Company nor any of its Subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby.

3.16        Brokers and Finders. Except for BofA Securities, Inc. and Goldman Sachs & Co. LLC, which fees are solely payable by the Company, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.17        Sanctions and Trade Control Laws. Neither the Company nor any Subsidiary is a Sanctioned Person. To the Company’s knowledge, no director, officer, agent or employee of the Company or any Subsidiary is a Sanctioned Person or, in the case of a director, officer or employee of the Company, acting for or on behalf of a Sanctioned Person, except as would not be material to the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, each of their respective officers, directors, agents, and employees are, and since the date five years prior to the date hereof or, with respect to Sanctions administered and enforced by OFAC, April 24, 2019, have been, in compliance with Sanctions and Trade Control Laws. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole: (a) since the date five years prior to the date hereof or, with respect to Sanctions administered and enforced by OFAC, April 24, 2019, neither the Company nor any Subsidiary has made any disclosures, voluntary or otherwise, to any Governmental Authority relating to actual or potential violations of Sanctions or Trade Control Laws; and (b) as of the date of this Agreement, (i) neither the Company nor any Subsidiary is the subject of any actual or, to the Company’s knowledge, threatened investigation, inquiry or enforcement proceeding by any Governmental Authority and (ii) there are no internal investigations or internal audits being carried out by the Company or any Subsidiary, in each case, relating to actual or potential violations of Sanctions or Trade Control Laws. The Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with Sanctions and Trade Control Laws in all material respects.

3.18        Anti-Corruption Laws. Except as would not be material to the Company and its Subsidiaries, taken as a whole: (a) each of the Company, its Subsidiaries and any of their respective officers, directors, agents, or employees are, and since the date five years prior to the date hereof have been, in compliance with (i) all Applicable Laws relating to anti-bribery and anti-corruption, including the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010 and (ii) all Applicable Laws relating to anti-money laundering, including the Bank Secrecy Act of 1970, the USA PATRIOT Act of 2001, the Anti-Money Laundering Act of 2020 and the Corporate Transparency Act (clauses (i) and (ii), collectively, “Anti-Corruption Laws”); (b) since the date five years prior to the date hereof, neither the Company nor any Subsidiary has made any disclosures, voluntary or otherwise, to any Governmental Authority relating to actual or potential violations of Anti-Corruption Laws; and (c) as of the date of this Agreement, (i) neither the Company nor any Subsidiary is the subject of any actual investigation, inquiry or enforcement proceeding by any Governmental Authority, and no such investigation, inquiry or enforcement proceeding has been threatened in writing, and (ii) there are no internal investigations or internal audits being carried out by the Company or any Subsidiary, in each case, relating to actual or potential violations of Anti-Corruption Laws. The Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws in all material respects.

3.19        Transactions with Affiliates and Employees. To the Company’s knowledge, none of the Company’s stockholders, officers or directors or any family member or Affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act that is not so disclosed.

3.20        U.S. Real Property Holding Corporation. The Company is not, and has not been in the last five years, a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code (a “USRPHC”).

3.21        No Rights Agreements; Anti-Takeover Provisions. As of the date hereof, the Company nor any of its Subsidiaries is party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. The Company and the Board of Directors have taken and will take all necessary actions to ensure that no restrictions included in any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan is, or will be, applicable to the Investor or its Affiliates in respect of any of the transactions contemplated hereby, including, for the avoidance of doubt, the Investor’s purchase, or the Company’s sale, of the Purchased Shares or in respect of the Investor’s exercise of the Top-Up Right (as defined in the Investor Agreement) or preemptive right under Section 7.01 of the Investor Agreement.

3.22        No Other Representations. Except for the representations and warranties expressly contained in this Agreement (or in any certificate delivered by the Company pursuant hereto), the Investor acknowledges that neither the Company nor any Person acting on its behalf makes any other express or any implied representations or warranties in this Agreement with respect to (a) the Company or its Subsidiaries, any of their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or any other matter relating to the Company or its Subsidiaries or (b) the accuracy or completeness of any documentation, forecasts or other information provided by the Company or any Person acting on any of their behalf to the Investor or any of its Affiliates or any Person acting on its or their behalf and the Company hereby disclaims any such representation or warranty, whether by or on behalf of the Company, notwithstanding the delivery or disclosure to the Investor or any of its representatives or Affiliates of any documentation or other information by the Company or its Subsidiaries or any of its representatives or Affiliates or with respect to any one or more of the foregoing. The Investor also acknowledges and agrees that the Company makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, future expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to the Investor or any of its Affiliates or any Person acting on its or their behalf. Notwithstanding the foregoing, nothing herein shall operate as a waiver of claims of fraud.

4.             Representations and Warranties of the Investor. The Investor represents and warrants to the Company that the statements contained in this Article 4 are true and correct as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

4.1          Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2          Authorization. The Investor has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate action on the part of the Investor necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein and therein has been taken. Assuming this Agreement and each other Transaction Agreement constitutes the legal and binding obligation of the Company, this Agreement constitutes, and each other Transaction Agreement will constitute, a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3          No Conflicts. The execution, delivery and performance of the Transaction Agreements by the Investor, the purchase of the Purchased Shares in accordance with their terms and the consummation by the Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by the Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the organizational documents of the Investor, or (b) any material agreement or instrument binding on the Investor, except, in the case of clause (b), as would not, individually or in the aggregate, be reasonably expected to materially delay or materially hinder the ability of the Investor to perform its obligations under the Transaction Agreements.

4.4          Brokers and Finders. The Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement except any such broker or finder whose fees the Investor will pay in full.

4.5          Investment Representations and Warranties. The Investor hereby represents and warrants that it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. The Investor understands and agrees that the offering and sale of the Purchased Shares is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.

4.6          Intent. The Investor is purchasing the Purchased Shares solely for investment purposes, for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.

4.7          Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Purchased Shares and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor (a) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (b) has exercised independent judgment in evaluating its participation in the purchase of the Purchased Shares. The Investor is aware that there are substantial risks incident to the purchase and ownership of the Purchased Shares, including those set forth in the Company’s SEC Reports. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Purchased Shares and determined that the Purchased Shares are a suitable investment for the Investor. The Investor is, at this time and in the foreseeable future, able to afford the loss of the Investor’s entire investment in the Purchased Shares and the Investor acknowledges specifically that a possibility of total loss exists.

4.8          Independent Investment Decision. The Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Purchased Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in their sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares.

4.9          Securities Not Registered; Legends.

(a)                The Investor acknowledges and agrees that the Purchased Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Purchased Shares have not been registered under the Securities Act, by reason of their sale by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Purchased Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Purchased Shares. The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Purchased Shares or made any findings or determination as to the fairness of this investment.

(b)                The Investor understands that any certificates or book entry notations evidencing the Purchased Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OR (III) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

(c)                In addition, for so long as the Investor is subject to transfer restrictions contained in this Agreement, the Company may require that the Purchased Shares bear a legend or other restriction substantially to the following effect:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED JUNE 30, 2026, AMONG THE COMPANY AND TESSENDERLO GROUP NV.”

4.10      No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Purchased Shares directly from the Company. The Investor became aware of this offering of the Purchased Shares directly from the Company as a result of a pre-existing, substantive relationship with the Company and/or its advisors or representatives. The Purchased Shares were offered to the Investor solely by direct contact between such Investor and the Company and/or their respective representatives. The Investor did not become aware of this offering of the Purchased Shares, nor were the Purchased Shares offered to the Investor, by any other means, and none of the Company and/or its representatives acted as investment advisor, broker or dealer to the Investor. The Investor is not purchasing the Purchased Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Purchased Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.11       Financing. The Investor has, or will have prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Aggregate Purchase Price.

4.12       Ownership of Shares. The Investor, its Affiliates and any Person acting as a group together with the Investor or any of the Investor’s Affiliates (as determined pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), do not beneficially own any shares of Common Stock or any options, warrants, forward contracts, swaps, contracts of sale, or other derivative or similar agreements relating to shares of Common Stock, except as set forth in Section 4.12 of the Investor Disclosure Schedule.

4.13       Access to Information. In making its decision to purchase the Purchased Shares, the Investor has relied solely upon independent investigation made by the Investor and upon the representations, warranties and covenants set forth herein. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Purchased Shares, including with respect to the Company. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisors have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Purchased Shares as the Investor and the Investor’s professional advisors have deemed necessary to make an investment decision with respect to the Purchased Shares and that the Investor has independently made its own analysis and decision to invest in the Company.

5.             Covenants.

5.1           Regulatory Matters.

(a)                The Company and the Investor shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on its part under this Agreement and Applicable Law to consummate the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, including preparing and delivering or submitting documentation to (i) effect the expirations of all waiting periods under applicable Antitrust Law and Foreign Investment Law as promptly as practicable after the date of this Agreement, (ii) make with and obtain from, any Governmental Authority, as applicable, all filings, notices, reports, consents, registrations, approvals, non-objections, permits and authorizations, in each case, necessary and advisable in order to consummate the transactions contemplated by the Transaction Agreements, and (iii) comply with any so-called “second request” for additional information or documentary material or any civil investigative demand made or issued by the Antitrust Division of the Department of Justice or the United States Federal Trade Commission in connection with the termination or expiration of any applicable waiting period under the HSR Act; provided, however, that nothing in this Agreement shall require the Investor or any of its representatives or Affiliates to offer any commitments or accept any conditions in connection with the termination or expiration of any applicable waiting period under the HSR Act or the Regulatory Approvals if such commitments or conditions would reduce the revenues of the Investor and its Affiliates by more than $5 million as compared to Investor’s and its Affiliates’ revenues in Investor’s last completed fiscal year or require divestitures of assets of the Investor and its Affiliates of more than $5 million in book value.

(b)                In furtherance of the provisions of Section 5.1(a), each of the Company and the Investor, as applicable, shall (and shall cause their respective Subsidiaries to): (i) use its respective reasonable best efforts to determine, within 5 Business Days of the date hereof, whether any Other Possible Regulatory Approval (as defined in Section 6.1 of the Company Disclosure Schedule) are required to be obtained in connection with the execution and delivery of this Agreement and Transaction Agreements, and the consummation of the transactions hereunder and thereunder and if any Other Possible Regulatory Approval (as defined in Section 6.1 of the Company Disclosure Schedule) is so determined to be required such Other Possible Regulatory Approval (as defined in Section 6.1 of the Company Disclosure Schedule) shall become a Required Regulatory Approval; (ii) cooperate and coordinate with the other in the preparation and submission of the filings referenced in this Section 5.1(b); (iii) use its respective reasonable best efforts to supply the other with any information that may be required in order to prepare and submit such filings; (iv) use its respective reasonable best efforts to submit (A) a Notification and Report Form in respect of the transactions contemplated by this Agreement pursuant to the HSR Act within 15 Business Days of the date of this Agreement and (B) all other filings referenced in this Section 5.1(b) as soon as reasonably practicable following the date of this Agreement; (v) use its respective reasonable best efforts to supply any additional information that reasonably may be required or requested by any relevant Governmental Authority; (vi) use its respective reasonable best efforts to (A) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Law or Foreign Investment Law applicable to the transactions contemplated hereby and (B) obtain any required consents pursuant to any Antitrust Law or Foreign Investment Law applicable to the transactions contemplated hereby, in each case, as soon as reasonably practicable, and in any event prior to the Termination Date; and (vii) prior to independently participating in any meeting, or engaging in any substantive conversation, with any Governmental Authority in respect of any such filings or any investigations or other inquiries relating thereto, to the extent reasonably practicable, provide notice to the other party of such meeting or conversation and, unless prohibited by such Governmental Authority, the opportunity to attend or participate.

(c)                The Investor shall, after good faith consultation with the Company and after considering, in good faith, the Company’s views and comments, control and lead all communications, negotiations, timing decisions, and strategy on behalf of the parties relating to any approval under any Antitrust Law or Foreign Investment Law and any litigation matters pertaining to any Antitrust Law or Foreign Investment Law applicable to the transactions contemplated hereby, and the Company shall take all reasonable actions to support the Investor in connection therewith. Each of the Company and the Investor shall permit the other party and its representatives or Affiliates to review in advance any substantive written communication proposed to be made by such party to any Governmental Authority regarding the transactions contemplated hereby and shall consider in good faith the views of the other party and promptly inform the other party of any substantive communication from any Governmental Authority regarding the transactions contemplated hereby in connection with such filings.

(d)                Notwithstanding anything to the contrary set forth in this Section 5.1, the parties may (i) as they deem reasonably advisable and necessary based on the advice of outside counsel to prevent a violation of Antitrust Law, designate competitively sensitive materials and information provided to the other under this Section 5.1 as “outside counsel only” and such materials and the information contained therein shall be given only to outside counsel of the recipient and shall not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials, and (ii) redact information provided to one another pursuant to this Section 5.1 to the extent providing such information would (A) contravene any Applicable Law (so long as the disclosing party has reasonably cooperated with recipient and used its reasonable best efforts to permit disclosure to the extent permitted by Applicable Law), or (B) jeopardize any attorney-client or other legal privilege (so long as the disclosing party has reasonably cooperated with recipient and used its reasonable best efforts to permit disclosure on a basis that does not waive such privilege with respect thereto).

(e)                Each party shall bear its own costs of preparing its own pre-transaction notifications and similar filings and notices in other jurisdictions and related expenses incurred to make or obtain any approval, clearance or notice under any applicable Antitrust Law (including under the HSR Act), Foreign Investment Law or other Applicable Law. The Investor shall be responsible for payment of the applicable filing fees associated with any such Antitrust Law or Foreign Investment Law.

5.2           Removal of Legends. From and after the expiration of the Lock-Up Period (as defined in the Investor Agreement), in connection with any sale, assignment, transfer or other disposition of the Purchased Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares if requested by the Investor by notice to the Company, the Company shall use its reasonable best efforts to cause the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends, provided that the Company has received from the Investor customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith.

5.3           Withholding Taxes. For so long as the Investor holds any shares of Common Stock, the Investor agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any tax withholding obligations.

5.4           Interim Operating Covenants. Prior to the Closing, without the prior written consent of the Investor, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions:

(a)                redeem, repurchase or acquire any capital stock of the Company, other than repurchases of capital stock from officers, directors, employees or service providers of the Company or any of its Subsidiaries pursuant to, or as required by, any duly authorized and approved employee benefit plan of the Company;

(b)                issue any shares of capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, of the Company, other than (i) issuances to officers, directors, employees or service providers of the Company or any of its Subsidiaries pursuant to any duly authorized and approved employee benefit plan of the Company, (ii) issuances upon the conversion, exchange or exercise of any security or right or purchase obligation outstanding as of the date hereof or (iii) issuances by the Company to any of its wholly owned Subsidiaries;

(c)                amend, restate or otherwise modify the Company’s certificate of incorporation or bylaws in any manner that would (i) adversely affect the Investor’s rights under the Investor Agreement or any other Transaction Agreement in a manner that is disproportionate as compared to other stockholders of the Company or (ii) impose restrictions on the voting rights of the Purchased Shares or on the Transfer of Purchased Shares beyond those set forth in the Investor Agreement in a manner that is disproportionate as compared to other stockholders of the Company; or

(d)                agree or commit to do any of the foregoing.

5.5           Acknowledgements. Nothing in this Agreement shall prohibit or require the Investor’s consent with respect to any of the following: (a) the consummation of any Change of Control of the Company; (b)  the commencement of any tender or exchange offer that, if consummated, would result in any Person (other than the Investor or its Affiliates) becoming the Beneficial Owner of 50% or more of the outstanding Common Stock; or (c) the Company’s entry into a definitive agreement for any transaction that, if consummated, would result in any of the events described in clauses (a) or (b) of this Section 5.5; provided that, this Section 5.5 shall be without prejudice to the Investor’s termination right pursuant to Section 7.1(b) and the Investor’s rights under the Investor Agreement. As of the date of this Agreement, the Company is not engaged in active discussions with any Person (or group of Persons) regarding any written proposal for a transaction the consummation of which would result in the Change of Control of the Company.

5.6           Notice of Certain Events. From the date hereof until the Closing, the Company shall promptly notify the Investor of any notice or communication received by the Company or any of its Subsidiaries from any Governmental Authority alleging non-compliance with Applicable Law in connection with the transactions contemplated hereby.

6.             Conditions of Closing.

6.1         Conditions to the Obligation of the Investor and the Company. The obligations of the Investor and the Company to consummate the transactions to be consummated at the Closing are subject to the satisfaction or waiver by mutual agreement of the Investor and the Company of the following conditions precedent:

(a)                HSR Act. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

(b)                Other Regulatory Approvals. The Required Regulatory Approvals shall have been obtained.

(c)                No Injunctions. There shall be no injunction, order or decree of any Governmental Authority in effect that restrains, prohibits or makes illegal the consummation of the transactions contemplated hereby.

6.2          Conditions to the Obligation of the Investor. The obligations of the Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Purchased Shares, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)                Representations and Warranties. (i) The representations and warranties of the Company contained in the first sentence of Section 3.1, the first two sentences of Section 3.2, Section 3.3, Section 3.4, Section 3.8, Section 3.14, Section 3.16 and Section 3.21 (collectively, the “Fundamental Representations”) shall be true and correct at and as of the Closing Date (except with respect to representations and warranties that are made expressly as of a specific date, which representations and warranties shall be true and correct as of such date), as if made at and as of such date, (ii) the representations and warranties of the Company contained in Section 3.1 (other than the first sentence), Section 3.2 (other than the first two sentences), Section 3.7, Section 3.11 and Section 3.15 (collectively, the “Excluded Representations”) (in each case, determined without regard to any qualification or exception contained therein relating to “material”, “materiality”, “Material Adverse Effect” or any similar qualification or standard) shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date (except with respect to representations and warranties that are made expressly as of a specific date, which representations and warranties shall be true and correct in all material respects as of such date), and (iii) the representations and warranties of the Company contained in Article 3 other than the Fundamental Representations and the Excluded Representations (in each case, determined without regard to any qualification or exception contained therein relating to “material”, “materiality”, “Material Adverse Effect” or any similar qualification or standard) shall be true and correct at and as of the Closing Date, as if made at and as of such date (except with respect to representations and warranties that are made expressly as of a specific date, which representations and warranties shall be true and correct as of such date), in the case of this clause (iii) with only such exceptions as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)                Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c)                Adverse Changes. Since the date hereof, there has not been a Material Adverse Effect.

(d)                Opinion of Company Counsel. The Company shall have delivered to the Investor the opinion of Davis Polk & Wardwell LLP as of the validity of the Purchased Shares, dated as of the Closing Date, in customary form and substance.

(e)                Compliance Certificate. An authorized officer of the Company shall have delivered to the Investor at the Closing Date a certificate certifying that the conditions specified in Sections 6.2(a) (Representations and Warranties), 6.2(b) (Performance) and 6.2(c) (Adverse Changes) have been fulfilled.

(f)                 Supplemental Listing. The NYSE shall have approved the supplemental listing application for the Purchased Shares, subject only to official notice of issuance.

6.3          Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to sell to the Investor the Purchased Shares, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)                Representations and Warranties. (i) The representations and warranties of the Investor contained in Section 4.1, Section 4.2, Section 4.4, Section 4.5, Section 4.6, Section 4.7, Section 4.8 and Section 4.12 (the “Investor Excluded Representations”) (determined without regard to any qualification or exception contained therein relating to “material”, “materiality” or any similar qualification or standard) shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date (except with respect to representations and warranties that are made expressly as of a specific date, which representations and warranties shall be true and correct in all material respects as of such date), and (ii) the representations and warranties of the Investor contained in Article 4 other than the Investor Excluded Representations (determined without regard to any qualification or exception contained therein relating to “material”, “materiality” or any similar qualification or standard) shall be true and correct at and as of the Closing Date, as if made at and as of such date (except with respect to representations and warranties that are made expressly as of a specific date, which representations and warranties shall be true and correct as of such date), in the case of this clause (ii) with only such exceptions as would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the performance by Investor of its obligations under this Agreement.

(b)                Performance. The Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by the Investor on or prior to the Closing Date.

7.             Termination.

7.1          Termination. The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(a)                by mutual written agreement of the Company and the Investor;

(b)                by the Investor, upon written notice to the Company if any of the following occur: (i) the consummation of any Change of Control of the Company; (ii)  the commencement of any tender or exchange offer that, if consummated, would result in any Person (other than the Investor or its Affiliates) becoming the Beneficial Owner of 50% or more of the outstanding Common Stock; or (iii) the Company’s entry into a definitive agreement for any transaction that, if consummated, would result in any of the events described in clauses (i) or (ii) of this Section 7.1(b).

(c)                by the Investor (if the Investor is not then in material breach of its representations, warranties, covenants or agreements under this Agreement), upon written notice to the Company if there has been a violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 6.2(a) or Section 6.2(b) not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Investor or cured by the Company within 20 days after receipt by the Company of written notice thereof from the Investor or is not capable of being cured;

(d)                by the Company (if the Company is not then in material breach of its representations, warranties, covenants or agreements under this Agreement), upon written notice to the Investor, if there has been a violation, breach or inaccuracy of any representation, warranty, agreement or covenant of the Investor contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 6.3(a) or Section 6.3(b) not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company or cured by the Investor within 20 days after receipt by the Investor of written notice thereof from the Company or is not capable of being cured;

(e)                by either the Investor or the Company, upon written notice to the other, if the Closing has not occurred on or before December 30, 2026 (the “Termination Date”); provided that if on the Termination Date, all of the conditions to Closing set forth in Article 6 have been satisfied (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) other than the conditions set forth in Section 6.1(a), Section 6.1(b) or Section 6.1(c) (to the extent relating in whole or in part to or arising under the HSR Act or the approvals set forth in Section 6.1(b) of the Company Disclosure Schedule), then either the Investor or the Company may, by written notice to the other, cause the Termination Date to be March 30, 2027; provided, further that (i) the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if the Investor is then in material breach of its representations, warranties, covenants or agreements under this Agreement which breach is a principal cause of, or resulted in the failure of the Closing to have occurred by the Termination Date, and (ii) the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if the Company is then in material breach of its representations, warranties, covenants or agreements under this Agreement which breach is a principal cause of, or resulted in the failure of the Closing to have occurred by the Termination Date; or

(f)                 by either the Company or the Investor, upon written notice to the other, if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction.

7.2          Effect of Termination. If this Agreement is terminated as permitted by Section 7.1, such termination shall be without liability of any party to this Agreement (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful breach by a party hereto of any covenant or agreement contained herein or fraud by such party in connection with this Agreement, such party shall be fully liable for any and all damages, losses and expenses incurred or suffered by the other party as a result of such failure, breach or fraud. The provisions of Sections 8.5 and 8.7 shall survive any termination hereof pursuant to Section 7.1.

8.             Miscellaneous Provisions.

8.1          Public Statements or Releases. Except as necessary or desirable in accordance with its obligations under Applicable Law or any applicable securities exchange (including ordinary course public disclosures, earnings releases, earnings calls and related investor communications), neither the Company nor the Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld).

8.2          Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Appendices and Schedules are to Articles, Sections, Exhibits, Appendices and Schedules of this Agreement unless otherwise specified. All Exhibits, Appendices and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Appendix or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law. The word “or” means “and/or” unless the context provides otherwise. References to “dollars” or “$” shall mean U.S. dollars, and whenever conversion of values to or from any currency other than U.S. dollars for a particular date shall be required, such conversion shall be made using the closing rate provided by Bloomberg as of the date that is one Business Day prior to such date. References to one gender shall be held to include the other gender as the context requires.

8.3          Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, provided no rejection or undeliverable notice is received, (c) three days after having been sent by certified or registered mail, return-receipt requested and postage prepaid or (d) one Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a)           If to the Company, addressed as follows:

FMC Corporation
2929 Walnut Street
Philadelphia, Pennsylvania 19104
Attention: Sara Ponessa
Email: [***]

with a copy (which shall not constitute notice):

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10028
Attention: William Aaronson, Cheryl Chan

Email: william.aaronson@davispolk.com, cheryl.chan@davispolk.com

(b)           If to the Investor, addressed as follows:

Tessenderlo Group NV
130 Rue du Trône
1050 Brussels
Belgium
Attention: Miguel de Potter; Anne Mie Vanwalleghem
E-mail: [***]

with a copy (which shall not constitute notice):

Stibbe
25 Rue de Loxum
1000 Brussels
Belgium
Attention: Jan Peeters
Telephone: +32 2 533 52 11
Email: jan.peeters@stibbe.com

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom

Attention: Nikolaos G. Andronikos; Mimi Wu; Tyler W. Hill

Telephone: +44 20 7959 8900

E-mail: andronikosn@sullcrom.com; wum@sullcrom.com; hillty@sullcrom.com

8.4          Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.5          Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a)                This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b)                The Company and the Investor hereby irrevocably and unconditionally:

(i)                 submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of any state court or United States Federal court sitting in the City of Wilmington in the State of Delaware;

(ii)               consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)             agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)              agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)                agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)              agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)            irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.6          Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.7          Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the performance of the obligations hereunder, the proposed investment in the Purchased Shares and the consummation of the transactions contemplated thereby; provided that all Transfer Taxes shall be borne 50% by the Company and 50% by the Investor.

8.8          Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (a) to perform all or part of its obligations under this Agreement or (b) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party hereto; provided that the Investor may, in its sole discretion, assign the right to purchase all or any portion of the Purchased Shares to one or more of its wholly owned Affiliates that (x) is incorporated in a member state of the European Union and (y) does not have any parent entity that is incorporated in a jurisdiction other than a member state of the European Union, by providing the Company with written notice and the identity of the purchasing Person(s) at least five Business Days prior to the Closing Date; provided, further that, notwithstanding any such assignment, the Investor shall remain responsible for all obligations of the Investor hereunder.

8.9          Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

8.10        Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.11        Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

8.12        Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto) constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investor. The Company and the Investor may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by the Investor or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by the Investor or the Company, respectively.

8.13        Survival. None of the representations and warranties of the parties hereto contained in this Agreement shall survive the Closing. The covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing indefinitely.

8.14        Mutual Drafting. This Agreement is the joint product of the Investor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.15        Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Purchased Shares were determined as a result of arm’s-length negotiations.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

FMC Corporation

By:	/s/ Andrew Sandifer
	Name:	Andrew Sandifer
	Title:	Executive Vice President and Chief Financial Officer

INVESTOR:

TESSENDERLO GROUP NV

By:	/s/ Luc Tak
	Name:	Luc Tak
	Title:	Chief Executive Officer

Exhibit A

INVESTOR AGREEMENT

This INVESTOR AGREEMENT (this “Agreement”) is dated as of [●], 2026, by and between FMC Corporation, a Delaware corporation (the “Company”), and Tessenderlo Group NV, a public limited company incorporated under the laws of Belgium (“Investor”).

W I T N E S S E T H :

WHEREAS, pursuant to the Stock Purchase Agreement (the “Transaction Agreement”) dated as of June 30, 2026 between Investor and the Company, the Company sold to Investor, and Investor purchased from the Company, 30,319,166 Shares; and

NOW, THEREFORE in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
Definitions

Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

“Activist Investor” means any Person that, as of any date of determination, has, directly or indirectly through its Affiliates, whether individually or as a member of a publicly disclosed “group” (as such term is used in Section 13(d)(3) of the Exchange Act), within the three-year period immediately preceding such date: (i) publicly made, engaged in or been a participant in any “solicitation” of “proxies” (as such terms are defined in Regulation 14A promulgated by the SEC) in connection with a proposed change in control or other extraordinary or fundamental transaction involving any publicly traded company, or a public proposal for the election or replacement of any directors of any such company, in each case not approved by the board of directors of such company prior to such Person taking such public action; (ii) publicly called, or publicly sought to call, a meeting of stockholders of any publicly traded company or publicly initiated any stockholder proposal or meeting agenda item for action by stockholders of any such company not approved by the board of directors of such company prior to first public disclosure thereof; (iii) commenced a tender offer to acquire equity securities of any publicly traded company that was not approved (at or before the time of commencement) by the board of directors of such company; or (iv) publicly disclosed any intention, plan, arrangement or other agreement to do any of the foregoing; provided that the reporting by a Person of its ownership of the securities of an issuer on Schedule 13G shall be deemed to establish conclusively that such Person is not an Activist Investor with respect to such issuer for purposes of this definition, except to the extent such Person subsequently (but prior to the applicable Transfer) files a Schedule 13D with respect to such issuer.

“Addendum to the NDA” means the Addendum, dated as of June 3, 2026, between the Company and Investor, to the Confidentiality Agreement dated as of May 28, 2026 between the Company and Investor.

“Affiliate” means, with respect to any Person, any other Person who, as of the relevant time for which the determination of affiliation is being made, directly or indirectly controls, is controlled by or is under common control with such Person; provided that (i) the Company and its Subsidiaries shall not be deemed to be Affiliates of Investor or any of its Affiliates, and (ii) Investor and its Affiliates shall not be deemed to be Affiliates of the Company or any of its Subsidiaries. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.

“Agents” has the meaning set forth in Section 6.01(b).

“Associate” has the meaning set forth in Rule 12b-2 under the Exchange Act and Associates of a specified Person shall include any other Person who, as of the relevant time for which the determination of association is being made, is an Associate of such Person.

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or Rule 13d-5 under the Exchange Act, and “Beneficial Ownership” shall have the corresponding meaning.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control” means any transaction or series of related transactions pursuant to which (i) any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of securities representing more than 50% of the voting power of the outstanding Shares, (ii) the Company merges, consolidates or combines with any other Person and, immediately following such transaction, the holders of Shares immediately prior to such transaction hold less than 50% of the voting power of the surviving entity or parent thereof, or (iii) the Company sells, transfers or otherwise disposes of all or more than 50% of all of its consolidated assets.

“Closing” has the meaning set forth in the Transaction Agreement.

“Code” means the Internal Revenue Code of 1986.

“Competitor” means, solely for purposes of the definition of “Prohibited Person” set forth in this Agreement, any Person (other than Investor or any of its wholly owned Subsidiaries) (i) who engages in the business of manufacturing, distributing, developing, marketing or selling crop protection chemicals (insecticides, herbicides or fungicides), biologicals, crop nutrition or seed treatment products and such business is not a de minimis portion of all of the business conducted by such Person or (ii) listed on Schedule A hereto, as such schedule may be updated from time to time by mutual written agreement of the Company and Investor.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” has the meaning set forth in Section 6.01(b).

“Corporate Opportunities” has the meaning set forth in Section 2.06.

“Dilution Event” means any issuance of Shares or rights or securities convertible into or exchangeable or exercisable for Shares by the Company (in the case of such rights or securities, to the extent they have been converted, exchanged or exercised) that has resulted in a reduction of Investor’s Percentage Interest to below 20%, other than any such issuance with respect to which Investor has exercised (or been offered and declined to exercise) its purchase rights pursuant to Section 7.01.

“Designated Period” means the period commencing on Closing and ending on the date on which Investor’s Percentage Interest falls below 10% of the outstanding Shares; provided that, during such time that Investor has the Top-Up Right, for purposes of determining whether the Designated Period has ended, any reduction in Investor’s Percentage Interest resulting solely from a Dilution Event shall not be taken into account until the last day of the Company’s third fiscal quarter following the fiscal quarter in which Investor receives notice from the Company that such Dilution Event occurred pursuant to Section 3.02(c).

“Director” has the meaning set forth in Section 2.01(d).

“Director Qualifications” has the meaning set forth in Section 2.01(c).

“Director Slate” has the meaning set forth in Section 2.01(a).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exercise Notice” has the meaning set forth in Section 7.01(b).

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Hedge” means, with respect to any Shares, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such Shares, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise.

“Independent Director” means a director of the Company who is independent under the NYSE listing rules.

“Investor” has the meaning set forth in the Preamble.

“Investor Nominee” has the meaning set forth in Section 2.01(a).

“Investor Shares” has the meaning set forth in Section 3.01.

“Issuance Notice” has the meaning set forth in Section 7.01(a).

“Lock Up Period” means the period commencing on the date of this Agreement and ending on the three (3)-year anniversary of the date of this Agreement.

“Market Transfer” means a Transfer of Shares effected through the facilities of the NYSE or any other national securities exchange on which the Shares are then listed, or through a broker-dealer acting as agent in an ordinary brokerage transaction where Investor (i) does not actually know the identity of the buyer of such Shares and (ii) solely in the case of an ordinary brokerage transaction, does not reasonably believe that the Shares would be Transferred to a Prohibited Person.

“New Securities” has the meaning set forth in Section 7.01(a).

“Nominating Committee” has the meaning set forth in Section 2.01(c).

“NYSE” means the New York Stock Exchange.

“Observer” means a natural person designated by Investor to attend meetings of the Board in a non-voting, non-speaking observer capacity.

“Permitted Trading Period” means a period of time between the end of a Quarterly Trading Blackout Period and the start of the next Quarterly Trading Blackout Period.

“Permitted Transferee” means any wholly-owned Subsidiary of Investor that agrees in writing to be bound by the provisions of this Agreement as if it were Investor hereunder.

“Percentage Interest” means, with respect to Investor at any time, the fraction (expressed as a percentage) that results from dividing (i) the number of Shares that Investor and its Permitted Transferees collectively own at such time by (ii) the number of issued and outstanding Shares at such time.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Prohibited Person” means any Person to whom Shares are contemplated to be Transferred (a) that is a Competitor, (b) that is an Activist Investor, or (c) that, after giving effect to such Transfer, would become a new Beneficial Owner of greater than 4.9% of the outstanding Shares.

“Quarterly Trading Blackout Period” has the meaning set forth in the Company’s Policy Concerning Insider Trading or similar policy, as amended from time to time.

“Registration Rights Agreement” means that certain Registration Rights Agreement between the Company and Investor dated as of the date hereof.

“Restricted Period” means the period commencing on Closing and ending on the date on which both (i) Investor’s Percentage Interest is below 10% of the outstanding Shares and (ii) at least 12 months have passed since an Investor Nominee last served as a Director of the Company.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of common stock, par value $0.10 per share, of the Company.

“Shareholders Meeting” has the meaning set forth in Section 3.01.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the voting securities or (ii) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, are at the time directly or indirectly owned by such first Person.

“Top-Up Right” has the meaning set forth in Section 3.02(c).

“Transaction Agreement” has the meaning set forth in the Recitals.

“Transfer” means, with respect to any Shares, (i) when used as a verb, to sell, assign, dispose of, exchange, Hedge, pledge, encumber, hypothecate or otherwise transfer such Shares or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction or through the transfer of any equity securities in any direct or indirect company holding such Shares), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, Hedge, pledge, encumbrance, hypothecation, or other transfer of such Shares or any participation or interest therein or any agreement or commitment to do any of the foregoing; provided that nothing in this Agreement shall prohibit any sale, assignment, disposition of, exchange, Hedge, pledge, encumbrance, hypothecation, transfer or issuance of any equity securities of or in Investor.

(b)            Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Appendices and Schedules are to Articles, Sections, Exhibits, Appendices and Schedules of this Agreement unless otherwise specified. All Exhibits, Appendices and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Appendix or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”,

“written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law. The word “or” means “and/or” unless the context provides otherwise. References to “dollars” or “$” shall mean U.S. dollars, and whenever conversion of values to or from any currency other than U.S. dollars for a particular date shall be required, such conversion shall be made using the closing rate provided by Bloomberg as of the date that is one Business Day prior to such date. References to one gender shall be held to include the other gender as the context requires.

Article 2
Board Representation

Section 2.01. Board Representation.

(a)            During the Designated Period, Investor shall have the right to nominate a candidate, subject, except as expressly set forth in Section 2.01(b), to the requirements of Section 2.01(c) (the “Investor Nominee”) to (i) become a director of the Company pursuant to Section 2.01(b) and (ii) be considered for inclusion in the slate of nominees recommended by the Board to holders of Shares for election at any annual or special meeting of stockholders held for the election of directors of the Company (the “Director Slate”). The Company shall use its reasonable best efforts to cause the election of each Investor Nominee included in the Director Slate, including (A) recommending each such Investor Nominee for election in the Company’s proxy statement, (B) including each such Investor Nominee on the Company’s proxy card, (C) soliciting proxies in favor of the election of each such Investor Nominee in the same manner and to the same extent as for other Board nominees, and (D) otherwise supporting each such Investor Nominee’s election in a manner consistent with the Company’s support for other Board nominees.

(b)            The initial Investor Nominee shall be Luc Tack, subject to Luc Tack qualifying as an Independent Director. For the avoidance of doubt, Luc Tack’s nomination as the initial Investor Nominee pursuant to this Section 2.01(b) shall not be subject to Section 2.01(c), but subsequent nominations of Luc Tack to serve additional terms as the Investor Nominee at any annual or special meetings of stockholders of the Company held for the election of directors of the Company shall be subject to Section 2.01(c). The Company shall, at the first regularly scheduled meeting of the Board following the Closing, (i) increase the size of the Board by one member and (ii) appoint the initial Investor Nominee to fill such vacancy. Such appointment shall be made by the Board in accordance with the Company’s certificate of incorporation and bylaws, and the initial Investor Nominee shall serve until the next annual meeting of stockholders of the Company and until a successor is duly elected and qualified. If Luc Tack does not qualify as an Independent Director, Investor shall have the right to nominate another candidate to be the initial Investor Nominee in accordance with Section 2.01(c).

(c)            Each candidate nominated by Investor to be an Investor Nominee (including any then-current member of the Board who was an Investor Nominee), except as expressly set forth in Section 2.01(b), shall be submitted to the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) for evaluation no later than (i) six (6) months prior to the expected date of the annual meeting of stockholders for the election of directors for which such Investor Nominee is proposed to be included on the Director Slate, and (ii) a reasonable date in advance of the special meeting of stockholders for the election of directors for which such Investor Nominee is proposed to be included on the Director Slate (the date on which Investor is required to submit the Investor Nominee pursuant to clauses (i) and (ii), the “Nomination Date”); provided that the Company shall notify Investor of the Nomination Date at least 10 Business Days prior to such Nomination Date. The Nominating Committee shall evaluate each candidate nominated by Investor to be an Investor Nominee in good faith against the qualifications for directors described in the Nominating Committee’s Charter (the “Director Qualifications”), which shall be the same objective, written qualification standards applied to all other Board nominees, and such candidate shall only be an Investor Nominee if such candidate meets the Director Qualifications. If the Nominating Committee determines in good faith that such candidate does not satisfy the Director Qualifications, the Company shall promptly notify Investor in writing, setting forth in reasonable detail the objective basis for such determination, and Investor shall have the right to propose a substitute candidate to be the Investor Nominee within 15 Business Days of receipt of such notice, which substitute shall be evaluated on the same basis; provided that if this process is conducted three times and the Nominating Committee has determined in good faith that none of the three candidates nominated by Investor meets the Director Qualifications, no Investor Nominee shall be designated in the pending Director Slate pursuant to Section 2.01(a) or vacancy pursuant to Section 2.01(d), without any prejudice to Investor’s right to nominate candidates to be Investor Nominees for subsequent Director Slates or vacancies.

(d)            In the event that any Investor Nominee who becomes a member of the Board (a “Director”) shall cease to serve as a Director for any reason during the Designated Period, the vacancy resulting therefrom shall be filled by the Board with a substitute Investor Nominee designated by Investor in accordance with Section 2.01(c) as promptly as practicable and in any event within 60 Business Days of Investor’s designation of such candidate to be a substitute Investor Nominee. The Company shall take all necessary corporate action to effect such appointment, including convening a meeting of the Board or Board action by written consent.

(e)            In the event that any Investor Nominee becomes a Director, during the Designated Period, the Company shall (i) provide such Investor Nominee with notice of all Board meetings at the same time and in the same manner as notice is provided to other Directors, (ii) provide such Investor Nominee with copies of all materials distributed to Directors in connection with such meetings (including agendas, presentations and written consents) at the same time as such materials are distributed to Directors, and (iii) permit such Investor Nominee to attend and participate in discussions at such meetings.

(f)            All obligations of the Company pursuant to Section 2.01 shall terminate, and Investor shall cause the Investor Nominee to not stand for reelection as a Director at the next annual meeting of stockholders of the Company following the end of the Designated Period; provided further that the Investor shall cause the Investor Nominee to resign from the Board immediately upon the end of the Designated Period if there is more than six months between the end of the Designated Period and the conclusion of the next annual meeting of stockholders of the Company.

Section 2.02. Director Independence. Each Investor Nominee is required to qualify as an Independent Director to be included in a Director Slate.

Section 2.03. Observer. During the Designated Period, Investor shall have the right to designate one (1) Observer to attend all meetings of the Board as an observer without the right to vote or to speak. The Observer shall be Miguel de Potter or another individual reasonably acceptable to the Company. The Company shall (a) provide the Observer with notice of all Board meetings at the same time and in the same manner as notice is provided to directors, (b) provide the Observer with copies of all materials distributed to directors in connection with such meetings (including agendas, presentations and written consents) at the same time as such materials are distributed to directors, and (c) permit the Observer to attend and participate in discussions at such meetings in an observer capacity without the right to vote or to speak. Notwithstanding the foregoing, the Observer shall not participate in any meeting or receive any materials (i) if the Investor Nominee has recused himself or herself because he or she is reasonably likely to have a conflict of interest with respect to the subject matter of the meeting or any portion of the meeting or pursuant to Section 2.05 or (ii) to the extent that the Observer’s attendance or receipt of such materials is reasonably likely to adversely affect the existence of legal privilege or would not be permitted pursuant to confidentiality agreements with third parties or under Applicable Law. The Observer shall not be entitled to receive any compensation or reimbursement of expenses from the Company for services as an observer, and shall not participate in private or executive sessions of the Board, other sessions of the Board in which management of the Company (excluding the Chief Executive Officer) is not present, or any Board committee meetings.

Section 2.04. Director and Observer Confidentiality. Each Investor Nominee and Observer shall keep confidential any information about the Company and its Affiliates he or she receives as a result of being a Director or an Observer; provided that each Investor Nominee and Observer shall be permitted to disclose to Investor (and to Investor’s officers, directors, employees, legal counsel, accountants and financial advisors solely to the extent that such Persons are subject to confidentiality obligations regarding the use and disclosure of such information at least as restrictive as those in this Section 2.04, and Investor shall be responsible for any breach of the obligations of this Section 2.04 by such Persons to the same extent as if such Persons were “Investor Nominee” hereunder) information about the Company and its Affiliates that he or she receives as a result of being a Director solely to the extent necessary for Investor to: (a) prepare its financial statements and filings pursuant to any Applicable Laws or stock exchange requirements; (b) manage and monitor Investor’s investment in the Company; (c) exercise Investor’s rights under this Agreement, the Transaction Agreement or the Registration Rights Agreement; (d) comply with applicable legal, regulatory or reporting obligations; or (e) obtain legal, accounting, tax or financial advice in connection with the foregoing. Investor shall be responsible for any breach of this Section 2.04 by an Investor Nominee or Observer.

Section 2.05. Recusal.

(a)            If Investor were to become a competitor of the Company, as reasonably determined by the Board (excluding the Investor Nominee), any Investor Nominee who is a Director and any

Observer shall be required to recuse himself or herself from participating in any competitively sensitive deliberations or discussions of the Board, as reasonably determined by the Board (excluding the Investor Nominee). The Company agrees and acknowledges that, as of the date hereof, Investor is deemed to not be a competitor of the Company or its Subsidiaries, and the business of Investor is deemed to not be competing with any business of the Company or its Subsidiaries, in each case, for purposes of this Section 2.05.

(b)            On any matter involving the Company or any of its Subsidiaries, on the one hand, and Investor or any of its Affiliates, on the other hand, any Investor Nominee that is a Director and any Observer shall be excluded from any discussions of the Board or any committee thereof regarding the same and shall not be provided with any materials related to such matter.

Section 2.06. Corporate Opportunities.

(a)            To the fullest extent permitted by the laws of Delaware, in the event that: (i) an Investor Nominee who is a Director is also a director, officer or employee of Investor and acquires knowledge, solely in his or her capacity as a Director, of a potential transaction or matter that may be a Corporate Opportunity for both the Company and Investor, such a Corporate Opportunity shall belong to the Company if such opportunity is expressly offered to such Investor Nominee solely in his or her capacity as a Director; and (ii) a director of Investor who is also an officer or employee of the Company acquires knowledge of a potential transaction or matter that may be a Corporate Opportunity for both the Company and Investor, such a Corporate Opportunity shall belong to the Company unless such opportunity is expressly offered to such director of Investor solely in his or her capacity as a director of Investor.

(b)            “Corporate Opportunities” include business opportunities that the Company or any of its Subsidiaries is financially able to undertake, which are, from their nature, in the line of the Company’s or its Subsidiaries’ business, are of practical advantage to it and are ones in which the Company or its Subsidiaries would have an interest or a reasonable expectancy.

(c)            The Company, to the fullest extent permitted by Applicable Law, renounces any interest or expectancy in any such Corporate Opportunity that is offered to an Investor Nominee solely in his or her capacity as a Director and is declined by the Company as determined by the Board.

(d)            Investor shall be responsible for any breach of this Section 2.06 by an Investor Nominee or director of Investor, in each case, to the extent such breach benefits Investor. The Director who is an Investor Nominee may require the submission to the Board of a Corporate Opportunity expressly offered to such Director solely in his or her capacity as Director in order to determine if the Company wishes to pursue or decline such Corporate Opportunity. If the Company declines such Corporate Opportunity, the Company waives any claim against such Director that such Director is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Director (i) pursues or acquires such Corporate Opportunity for his or her own account or the account of Investor or any of its Affiliates, (ii) directs, recommends, sells, assigns or otherwise transfers such Corporate Opportunity to Investor or (iii) does not communicate any further information regarding such Corporate Opportunity to the Company.

Section 2.07. Non-Transferable. Investor’s rights to nominate an Investor Nominee or an Observer pursuant to this Article 2 are personal to Investor and are not transferable to, and may not be exercised by, any other Person (including any Permitted Transferee) other than Investor, whether in a Transfer of Shares or otherwise.

Article 3
Voting; Standstill Provisions

Section 3.01. Voting. Until the end of the Restricted Period, at each annual or special meeting of stockholders of the Company (each, a “Shareholders Meeting”), Investor shall (a) cause to be present for quorum purposes all Shares Beneficially Owned by Investor or any of its Affiliates or Associates (the “Investor Shares”), and (b) cause the Investor Shares to be voted on the Company’s proxy card (i) in favor of the election of all of the director nominees recommended for election to the Board by the Board (including any Investor Nominee included in the Director Slate) and against any director nominees recommended for election to the Board by stockholders of the Company and not by the Board, and (ii) to ratify the appointment of the Company’s independent registered public accounting firm, and (iii) in accordance with the Board’s recommendation on all other proposals except for a proposal with respect to a Change of Control.

Section 3.02. Standstill Restrictions

(a)            So long as Investor or any of its Permitted Transferees holds any Shares, Investor shall not, and shall cause its Affiliates and Associates and any Person acting on behalf of or in concert with Investor or any of its Affiliates or Associates not to, directly or indirectly, take any of the following actions without the prior written consent of the Board (excluding any Investor Nominee):

(i)            acquire, agree to acquire, propose, seek or offer to acquire, or facilitate the acquisition or ownership of, any securities or assets of the Company or any of its Subsidiaries, or any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement, or other direct or indirect right to acquire any securities or assets of the Company or any of its Subsidiaries;

(ii)            enter, agree to enter, propose, seek or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its Subsidiaries;

(iii)            initiate, encourage, make, or in any way participate or engage in, any “solicitation” of “proxies” as such terms are used in the proxy rules of the SEC to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company (including, for the avoidance of doubt, indirectly by means of communication with the press or the media), except in the Investor Nominee’s capacity as a Director and in accordance with the recommendations of the Board;

(iv)            file with the SEC a proxy statement or any supplement thereof or any other soliciting material in respect of the Company or its stockholders that would be required to be filed with the SEC pursuant to Rule 14a-12 or other provisions of the Exchange Act, except for any proxy statement or soliciting materials filed by the Company;

(v)            nominate or recommend for nomination a person for election at any Shareholders Meeting, except for confidential nominations of the Investor Nominee pursuant to this Agreement;

(vi)            submit any shareholder proposal for consideration at, or bring any other business before, any Shareholders Meeting, except for any business brought by the Board;

(vii)            initiate, encourage, make, or in any way participate or engage in, any “withhold” or similar campaign with respect to any Shareholders Meeting;

(viii)            form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company;

(ix)            call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the stockholders of the Company, except as done by the Board;

(x)            act, alone or in concert with others, to seek to control or influence the management or the policies of the Company, other than in the Investor Nominee’s capacity as a Director;

(xi)            deposit any Shares in any voting trust or similar arrangement or subject any Shares to any arrangement or agreement with respect to the voting or pooling of any Shares, in each case, other than as required pursuant to Section 3.01.

(xii)            grant any proxy with respect to any Shares (other than to a designated representative of the Company pursuant to a proxy statement of the Company);

(xiii)            make any request for stockholder list material or other books and records of the Company other than pursuant to Section 5.01 or Section 5.02 of this Agreement;

(xiv)            institute, solicit, assist or join any litigation, arbitration, suit or other proceeding against or involving the Company or any of its Subsidiaries or any of its or their current or former directors or officers (including derivative actions) in order to effect or take any of the above actions;

(xv)            seek a release of the restrictions contained in this Section 3.02, in any manner that would require public disclosure thereof;

(xvi)            publicly disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing; or

(xvii)            advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other Persons in connection with the foregoing;

provided that the foregoing shall not prevent Investor from (A) submitting confidential proposals to the Company or the Board, (B) voting the Investor Shares as expressly permitted by Section 3.01 or (C) making any disclosure required by Applicable Law; provided that such disclosure is not required in connection with a breach of this Section 3.02.

(b)            The restrictions in Section 3.02 shall be of no further force and effect upon the earliest to occur of: (i) any person (other than Investor or its Affiliates or Associates) becoming the Beneficial Owner of 50% or more of the outstanding Shares; (ii) any person (other than Investor or its Affiliates or Associates) acquiring 50% or more of the consolidated assets of the Company; (iii) the commencement of a tender or exchange offer that has been recommended to stockholders of the Company by the Board and that, if consummated, would result in any person (other than Investor or its Affiliates or Associates) becoming the Beneficial Owner of 50% or more of the outstanding Shares; (iv) the Company entering into a definitive agreement providing for any transaction that, if consummated, would result in any of the events described in clauses (i), (ii) or (iii); or (v) Investor ceasing to hold any Shares.

(c)            Notwithstanding Section 3.02(a), if a Dilution Event has occurred, Investor and its Affiliates shall be permitted to acquire Shares in open-market or privately negotiated transactions on no more than 15 trading days in each Permitted Trading Period, without the prior written consent of the Company; provided that after giving effect to any such acquisition, Investor’s Percentage Interest shall not exceed 20% of the outstanding Shares at the time of such acquisition (and, for the avoidance of doubt, following the occurrence of such Dilution Event) (the “Top-Up Right”); provided, further, that such Top-Up Right shall terminate upon the earlier to occur of (i) any Transfer of Shares by Investor or any of its Affiliates (other than a Transfer to a Permitted Transferee), (ii) Investor declining to exercise its purchase rights pursuant to Section 7.01 with respect to any issuance of New Securities and (iii) Investor failing to acquire additional Shares prior to the last day of the Company’s third fiscal quarter following the Applicable Quarter in which Investor receives notice from the Company that the Dilution Event occurred pursuant to the next sentence such that, after giving effect to any such acquisition, Investor’s Percentage Interest would equal 20% of the outstanding Shares as of such Applicable Quarter. As promptly as reasonably practicable and no later than five (5) Business Days following the last day of each fiscal quarter of the Company (an “Applicable Quarter”), the Company will provide written notice to Investor, which written notice shall set forth (i) the number of outstanding Shares as of the last day of such Applicable Quarter, and (ii) the number of Shares that Investor would need to purchase to own 20% of the outstanding Shares as of the last day of such Applicable Quarter.

(d)            Each of the Company and Investor agrees that this Section 3.02 supersedes Section 2 and 3 of the Addendum to the NDA, which shall be of no further force or effect.

Section 3.03 Closing Top-Up Right. Immediately following the Closing, the Company shall provide written notice to Investor, which written notice shall set forth (a) the number of outstanding Shares immediately following the consummation of the Closing, and (b) the number of Shares that Investor would need to purchase to own 20% of the outstanding Shares immediately following the consummation of the Closing. Notwithstanding Section 3.02(a), Investor and its Affiliates shall be permitted to acquire Shares in open-market or privately negotiated transactions on no more than twenty (20) Business Days in the next Permitted Trading Window immediately following the Closing, without the prior written consent of the Company; provided that after giving effect to any such acquisition, Investor’s Percentage Interest shall not exceed 20% of the outstanding Shares.

Article 4
Transfer Restrictions

Section 4.01. Transfer Restrictions.

(a)            During the Lock Up Period, Investor and its Affiliates shall not Transfer any Shares, except for:

(i)            Transfers to any Permitted Transferee;

(ii)            Transfers pursuant to a Change of Control transaction that has been approved or recommended by the Board, or pursuant to a tender or exchange offer that has been recommended to stockholders of the Company by the Board;

(iii)            participation in any stock split, reverse stock split, rights offering, recapitalization, reclassification or similar transaction effected by the Company on a pro rata basis with respect to all holders of Shares; or

(iv)            Transfers with the prior written consent of the Company.

(b)            In the event that during the Lock Up Period any Person who was a Permitted Transferee ceases to be a wholly-owned Subsidiary of Investor, then any prior Transfer to such Person pursuant to Section 4.01(a)(i) shall become null and void and ownership and title to any such Shares so Transferred shall revert to Investor. Investor shall be responsible for any breach of this Agreement by any Permitted Transferee.

Section 4.02. Prohibited Transfers Notwithstanding anything to the contrary in this Agreement, Investor and its Affiliates shall not Transfer its Shares at any time to any Prohibited Person; provided that the foregoing restrictions shall not apply to any Transfer effected through a widely distributed underwritten public offering registered under the Securities Act or to any Market Transfer.

Article 5
Information

Section 5.01 Financial Information. During the Designated Period, the Company shall use its reasonable best efforts to provide information to Investor’s external auditor relating to the Company that is reasonably requested by Investor’s external auditor and that is reasonably necessary for Investor’s external auditor’s quarterly financial reviews and annual audit in a timely manner so as to enable Investor to meet its timetable for the preparation, filing and public dissemination of the financial statements and other required reports of Investor and its Affiliates; provided that (a) the Company is not required to provide any work papers, and (b) Investor’s external auditor shall execute a customary confidentiality agreement with the Company.

Section 5.02 Other Information and Access Rights. During the Designated Period, the Company shall, and shall cause each of its Subsidiaries to furnish Investor with copies of such reports, documents and other information in the Company’s or its Subsidiaries’ possession and in the same form and format as already in the Company’s or its Subsidiaries’ possession as Investor may reasonably request and that is reasonably necessary for Investor to comply with its accounting, financial reporting, legal, regulatory, stock exchange, tax or sustainability obligations, sufficiently in advance of Investor’s proposed related deadlines in accordance with Investor’s past practice and Applicable Law. Notwithstanding the foregoing, nothing in this Section 5.02 shall require the Company or any of its Subsidiaries to provide any access, or to disclose any (a) information if providing such access or disclosing such information would violate any Applicable Law or contract with a third party, (b) communications between the Company and its investment bankers, attorneys, accountants and other advisors or (c) information protected by attorney-client privilege or other applicable legal privilege; provided that, in the case of clauses (a) and (c), the Company shall (i) use its reasonable best efforts to (A) allow for such access or disclosure to the maximum extent that would not violate any such Applicable Law or contract or jeopardize the protection of the attorney-client privilege or other applicable legal privilege, (B) take any actions as may be reasonably requested by Investor to implement alternative arrangements in order to allow Investor reasonable access to such information, including by obtaining the required consents, clearances, approvals or waiver of any third party required to provide such information, and implementing appropriate and mutually agreeable measures to permit the disclosure of such information in a manner that removes the basis for the objection, and (C) not intentionally take any action for the principal purpose of inhibiting Investor’s access to such information.

Section 5.03 U.S. Real Property Holding Corporation. At Investor’s request from time to time while Investor owns Shares, the Company shall use commercially reasonable efforts to determine as promptly as practicable whether it is a USRPHC and shall use commercially reasonable efforts to promptly notify Investor in writing of its determination of its status as a USRPHC (and if in connection with a sale by Investor of its Shares, shall, to the extent the Company determines that Shares are not United States real property interests under Code Section 897, use commercially reasonable efforts to promptly provide to such Investor a statement in accordance with Treasury Regulations Section 1.897-2(h)(1) where it determines the interest being sold is not a United States real property interest within the meaning of Section 897 of the Code).

Article 6
Confidentiality

Section 6.01. Confidentiality.

(a)            Investor agrees that Confidential Information may be made available to Investor in connection with Investor’s investment in the Company. Investor agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only (x) in connection with its investment in the Company and (y) for internal compliance, audit, accounting, tax or risk management of Investor and its Affiliates. Investor further acknowledges and agrees that it and its Permitted Transferees and its and their respective Agents shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i)            to Investor’s Agents in the normal course of the performance of their duties or to any financial institution providing credit to Investor;

(ii)            to any bona fide prospective purchaser of any equity securities of the Company from Investor (and to such prospective purchaser’s Agents); provided that such prospective purchaser shall first have entered into a customary written confidentiality agreement with the Company on terms no less restrictive than those set forth in this Section 6.01; provided, further that the Company shall not unreasonably withhold, condition or delay its entry into any such agreement;

(iii)            to the extent required by Applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which Investor is subject; provided that Investor agrees to give the Company prompt notice of such request, to the extent practicable and permitted by Applicable Law, so that the Company may seek an appropriate protective order or similar relief (and Investor shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such Applicable Law);

(iv)            to any regulatory authority or rating agency to which Investor or any of its Affiliates is subject or with which it has regular dealings; provided that such authority or agency is advised of the confidential nature of such information;

(v)            to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement (including all materials of any kind, such as opinions or other tax analyses that the Company, its Affiliates or its Agents have provided to Investor relating to such tax treatment and tax structure); or

(vi)            if the prior written consent of the Board shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company.

(b)            “Confidential Information” means any information concerning the Company or any of its Subsidiaries or the financial condition, business, operations or prospects of the Company or any of its Subsidiaries in the possession of or furnished to Investor in connection with its investment in the Company that is proprietary or confidential; provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by Investor or its Affiliates, or its and their directors, officers, employees, stockholders, members, partners, agents, counsel, investment advisers or other representatives (all such persons being collectively referred to as “Agents”) in violation of this Agreement, (ii) was available to Investor on a non-confidential basis prior to its disclosure to Investor or its Agents by the Company, (iii) becomes available to Investor on a non-confidential basis from a source other than the Company after the disclosure of such information to Investor or its Agents by the Company, which source is (at the time of receipt of the relevant information) not, to the best of Investor’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company, or (iv) is or was independently developed by Investor or its Agents without violating any confidentiality agreement with the Company. Nothing in this Section 6.01 shall limit any other confidentiality obligations among the parties to this Agreement pursuant to any other agreement.

(c)            Investor agrees that it will use commercially reasonable efforts to ensure that any director of Investor that is also an officer or employee of the Company or any its Subsidiaries (a “Dual Person”) will not receive Confidential Information from the Investor or its Agents, and that Investor and its Agents will not seek to obtain from such Dual Person any Confidential Information.

Article 7
Purchase Rights; Repurchase

Section 7.01. Purchase Rights.

(a)            During the Designated Period, the Company shall give Investor written notice (an “Issuance Notice”) of any proposed issuance by the Company of any Shares or any securities convertible into or exchangeable or exercisable for Shares (the “New Securities”) at least 30 days prior to the proposed issuance date. The Issuance Notice shall set forth the price at which such New Securities are to be issued (or, in the case of a registered public offering, the anticipated price or range of anticipated prices), and all other material terms and conditions of such issuance. Investor shall be entitled to purchase up to its Percentage Interest (as determined immediately before giving effect to such issuance) of the aggregate number of New Securities proposed to be issued, at the price and on the terms and conditions specified in the Issuance Notice; provided that in no event shall Investor purchase any New Securities pursuant to this Section 7.01 that would result in Investor having a Percentage Interest of more than 20% after giving effect to such issuance and Investor’s exercise of its rights pursuant to this Section 7.01.

(b)            If Investor desires to purchase any or all of its Percentage Interest of the New Securities specified in the Issuance Notice, it shall deliver written notice to the Company (each, an “Exercise Notice”) of its election to purchase such New Securities within 30 days after its receipt of the Issuance Notice. The Exercise Notice shall specify the number of New Securities to be purchased by Investor and shall constitute exercise by Investor of its rights under this Section 7.01 and a binding agreement of Investor to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of New Securities specified in the Exercise Notice. If, at the termination of the applicable period, Investor shall not have delivered an Exercise Notice to the Company, Investor shall be deemed to have waived its rights under this Section 7.01 only with respect to the purchase of such New Securities described in such Issuance Notice, but such waiver shall not affect Investor’s rights with respect to any future issuances.

(c)            The Company shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of the New Securities that Investor has not elected to purchase on substantially the same or more favorable (as to the Company) terms and conditions as were set forth in the Issuance Notice with respect to such New Securities at a price not less than the price set forth in such Issuance Notice; provided that, if such issuance is subject to regulatory approval, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received; provided further that such issuance shall be consummated within 180 days of the date of the Issuance Notice. If the Company proposes to issue any such New

Securities after such 90-day (or 180-day) period, it shall again comply with the procedures set forth in this Section 7.01.

(d)            At the consummation of the issuance of such New Securities, the Company shall issue the New Securities to be purchased by Investor exercising its rights pursuant to this Section 7.01 registered in the name of Investor, against payment by Investor of the purchase price for such New Securities in accordance with the terms and conditions as specified in the Issuance Notice.

(e)            Notwithstanding the foregoing, Investor shall not be entitled to purchase New Securities as contemplated by this Section 7.01 in connection with: (i) issuances of New Securities to officers, directors, employees or service providers of the Company or any of its Subsidiaries pursuant to equity incentive plans approved by the Board; (ii) issuances of New Securities as consideration (and not for cash) in any bona fide, arm’s length direct or indirect merger, acquisition, disposition or similar transaction approved by the Board; (iii) issuances of any New Securities in connection with any conversion, exchange, dividend spin-off, split-off or combination, recapitalization, reorganization, merger, consolidation, Reverse Morris Trust or other business combination transaction approved by the Board; (iv) issuances in connection with a dividend investment plan; or (v) issuances upon the conversion, exchange or exercise of any security or right or purchase obligation.

(f)            In the event that Investor is not entitled to acquire any New Securities pursuant to this Section 7.01 because such issuance would require the Company to obtain stockholder approval in respect of the issuance of such New Securities to Investor pursuant to the rules and listing standards of the NYSE, the Company shall, upon Investor’s reasonable request delivered to the Company in writing within 5 Business Days following its receipt of the Issuance Notice, at Investor’s election: (i) consider and discuss in good faith modifications proposed by Investor to the terms and conditions of such New Securities such that the Company would not be required to obtain stockholder approval in respect of the issuance of such New Securities as so modified; and/or (ii) solely to the extent that stockholder approval is required in connection with the issuance of New Securities to Persons other than Investor, use reasonable best efforts to seek stockholder approval in respect of the issuance of New Securities to Investor.

(g)            In the case of an offering of New Securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board.

Section 7.02. Non-Transferable. Investor’s purchase rights pursuant to Section 7.01 are personal to Investor and are not transferable to, and may not be exercised by, any other Person other than Investor, whether in a Transfer of Shares or otherwise.

Section 7.03. Repurchase. If at any time the Company desires to effect any redemption, repurchase, buyback or other acquisition of any Shares from the Company’s stockholders (“Share Buyback”), which, after giving effect to such Share Buyback, would result in the Percentage Interest of Investor exceeding 20% if Investor does not Transfer Shares to the Company in connection with such transaction, Investor shall, if requested by the Company, Transfer and cause its Permitted Transferees to Transfer, a number of Shares to the Company on the same terms as all other sellers in such Share Buyback such that following such Share Buyback Investor’s Percentage Interest is no more than 20%.

Article 8
Termination

Section 8.01 Termination. This Agreement shall terminate:

(a)            upon the mutual written agreement of the Company and Investor; or

(b)            at such time as Investor ceases to Beneficially Own any Shares.

Article 9
Miscellaneous

Section 9.01 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, provided no rejection or undeliverable notice is received, (c) three days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

if to the Company, to:

FMC Corporation
2929 Walnut Street
Philadelphia, Pennsylvania 19104
Attention: Sara Ponessa
Email: [***]

with a copy (which shall not constitute notice):

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10028
Attention: William Aaronson, Cheryl Chan
Email: william.aaronson@davispolk.com, cheryl.chan@davispolk.com if to Investor, to:

Tessenderlo Group NV
130 Rue du Trône
1050 Brussels
Belgium
Attention: Miguel de Potter; Anne Mie Vanwalleghem
E-mail: [***]

with a copy (which shall not constitute notice):

Stibbe

25 Rue de Loxum

1000 Brussels

Belgium

Attention: Jan Peeters

Telephone: +32 2 533 52 11

Email: jan.peeters@stibbe.com

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom
Attention: Nikolaos G. Andronikos; Mimi Wu; Tyler W. Hill
Telephone: +44 20 7959 8900
E-mail: andronikosn@sullcrom.com; wum@sullcrom.com; hillty@sullcrom.com or such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to the other party hereto.

Section 9.02 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each of the Company and Investor, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)            No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 9.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns;

provided that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement.

Section 9.05 Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b)            The Company and Investor hereby each irrevocably and unconditionally:

(i)            submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of any state court or United States Federal court sitting in the City of Wilmington in the State of Delaware;

(ii)            consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 9.01 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)            agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)            agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)            irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

Section 9.06 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party hereto has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 9.07 Entire Agreement. This Agreement and the other Transaction Agreements (as defined in the Transaction Agreement) constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 9.08 Severability. If any part or provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

Section 9.09 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.10 Representations and Warranties of the Company. The Company represents and warrants to Investor that:

(a)            Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of organization and has all corporate powers required to carry on its business as now conducted.

(b)            Corporate Authorization. The authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company are within the Company’s corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(c)            Governmental Authorization. The authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company require no action by or in respect of, or filing with, any Governmental Authority other than any such action or filing the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the Company’s consummation of the transactions contemplated by this Agreement.

(d)            Noncontravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (i) violate the certificate of incorporation or bylaws of the Company, (ii) violate any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under, any provision of any material agreement binding upon the Company, or (iv) result in the creation or imposition of any lien on any asset of the Company, except, in the case of clauses (ii) through (iv), as would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the Company’s consummation of the transactions contemplated by this Agreement.

Section 9.11 Representations and Warranties of Investor. Investor represents and warrants to the Company that:

(a)            Corporate Existence and Power. Investor is a public limited company, duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of organization and has all corporate powers required to carry on its business as now conducted.

(b)            Corporate Authorization. The execution, delivery and performance by Investor of this Agreement and the consummation of the transactions contemplated hereby by Investor are within Investor’s corporate powers and have been duly authorized by all necessary corporate action on the part of Investor. This Agreement constitutes a valid and binding agreement of Investor enforceable against Investor in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(c)            Governmental Authorization. The execution, delivery and performance by Investor of this Agreement and the consummation of the transactions contemplated hereby by Investor require no action by or in respect of, or filing with, any Governmental Authority other than any such action or filing the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the performance by Investor of its obligations under this Agreement or Investor’s consummation of the transactions contemplated by this Agreement.

(d)            Noncontravention. The execution, delivery and performance by Investor of this Agreement and the consummation of the transactions contemplated hereby by Investor do not and will not (i) violate the certificate of incorporation, bylaws, articles of formation, operating company agreement or similar organizational documents of Investor, (ii) violate any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Investor or to a loss of any benefit to which Investor is entitled under, any provision of any material agreement binding upon Investor or (iv) result in the creation or imposition of any lien on any asset of Investor, except, in the case of clauses (ii) through (iv), as would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the performance by Investor of its obligations under this Agreement or Investor’s consummation of the transactions contemplated by this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

FMC CORPORATION

By:
Name:
Title:

TESSENDERLO GROUP NV

By:
Name:
Title:

Exhibit B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of [●], 2026, and is among FMC Corporation, a Delaware corporation (the “Company”), Tessenderlo Group NV, a public limited company incorporated under the laws of Belgium (the “Investor”) and the other Securityholders (as defined below) party hereto from time to time.

WHEREAS:

A.                Upon the terms and subject to the conditions of the Stock Purchase Agreement by and between the Company and the Investor, dated as of June 30, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), the Company has agreed to issue to the Investor, and the Investor has agreed to purchase, 30,319,166 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”).

B.                 To induce the Investor to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act (as defined below), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article 1
Definitions

In this Agreement:

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York authorized or required by law or other governmental action to close.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Demand Notice” has the meaning set forth in Section 2.01(a) hereof.

“Equity Securities” means shares of Common Stock, shares of any other class of common or preferred stock of the Company and any options, warrants, rights or Securities of the Company convertible into or exchangeable or exercisable for common or preferred stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1” has the meaning set forth in Section 2.01(a).

“Form S-3” has the meaning set forth in Section 2.01(a).

“Investor Agreement” means the Investor Agreement between the Company and the Investor dated as of the date hereof.

“Lock Up Period” has the meaning set forth in the Investor Agreement.

“Permitted Transferee” shall mean (i) any wholly-owned Subsidiary of Investor that agrees in writing to be bound by the provisions of the Investor Agreement as if it were Investor thereunder or (ii) any other Person to whom Investor transfers Registrable Securities with the consent of the Company that agrees in writing to be bound by the provisions of the Investor Agreement as if it were Investor thereunder.

“Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust or other entity.

“Purchase Agreement” has the meaning set forth in the recitals.

“Registrable Securities” means (i) any shares of Common Stock held or beneficially owned by any Securityholder, (ii) any shares of Common Stock issued or issuable to any Securityholder upon the conversion, exercise or exchange, as applicable, of any other Equity Securities held or beneficially owned by the Securityholder and (iii) any shares of Common Stock issued or issuable to any Securityholder with respect to any shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities (A) when such Registrable Securities have been disposed of pursuant to a registration statement covering resales of such Registrable Securities that has been declared effective under the Securities Act by the SEC or (B) when such Registrable Securities are eligible to be sold by the Securityholder pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act, without limitation thereunder on volume or manner of sale, unless the applicable Securityholder holds or beneficially owns Equity Securities representing 5% or more of the aggregate voting power of shares of Common Stock eligible to vote in the election of directors of the Company, in which case such Securities shall continue to be Registrable Securities.

“Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:

(a)	all SEC, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b)	all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c)	all printing, messenger and delivery expenses;

(d)	all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(e)	the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(f)	the reasonable fees and out-of-pocket expenses of not more than one law firm selected by the Investor incurred by the Securityholders in connection with the registration;

(g)	the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities;

(i)	all transfer agent’s and registrar’s fees; and

(j)	all fees and expenses of underwriters (other than Selling Expenses) customarily paid by the issuers or sellers of Securities and any other fees and disbursements customarily paid by the issuers of Securities.

For the avoidance of doubt, Registration Expenses shall exclude all Selling Expenses.

“S-3 Eligible” has the meaning set forth in Section 2.03.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Securityholders” means the Investor and any Permitted Transferee that has become a party to this Agreement, in accordance with the terms hereof, by executing or delivering a counterpart to this Agreement in the form attached hereto as Exhibit A, in each case to the extent such Person is a holder or beneficial owner of Registrable Securities.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

Article 2
Demand and Piggyback Rights

Section 2.01.      Right to Demand a Non-Shelf Registered Offering; Demand Rights.

(a)               At any time and from time to time on or after the date that is 30 days prior to the expiration of the Lock Up Period, upon the written demand of the Investor (a “Demand Notice”), the Company will facilitate in the manner described in this Agreement up to eight demand registrations in the aggregate whether on Form S-1 or a successor long-form for registration under the Securities Act (any such form, a “Form S-1”) or an underwritten registered offering on Form S-3 or a successor short-form for registration under the Securities Act (any such form, a “Form S-3”); provided that (A) the Investor shall not be entitled to any demand registrations on Form S-1 so long as the Company is eligible to use Form S-3 and has actually filed a Form S-3 pursuant to Section 2.03 and caused such Form S-3 to become effective, (B) the market value, based on the closing price of the Company’s Common Stock on the Business Day immediately preceding the date of the Demand Notice, of the aggregate amount of Registrable Securities that are requested in such Demand Notice to be included in such registered offering is at least $50,000,000 and (D) in no event shall the Investor be entitled to submit more than (x) three Demand Notices in each calendar year and (y) one Demand Notice every 120 days.

(b)               Any demanded non-shelf registered offering may, at the Company’s option, include Equity Securities to be sold by the Company for its own account and will also include Registrable Securities to be sold by Securityholders that exercise their related piggyback rights pursuant to Section 2.02 hereof and any other Registrable Securities to be sold by the holders of registration rights granted other than pursuant to this Agreement exercising such rights, in each case, to the extent exercising such rights on a timely basis. In order to be valid, the Demand Notice must provide the information described in Section 3.01 hereof (if applicable) and Section 4.04 hereof or be followed by such information, when requested as contemplated by Section 4.04 hereof.

(c)               Without limiting any other obligations of the Company hereunder, as soon as reasonably practicable, but in no event later than 30 days after receiving a valid Demand Notice for a non-shelf registered offering satisfying the criteria set forth in Section 2.01 hereof, the Company shall file with the SEC a registration statement covering all of the Registrable Securities covered by such Demand Notice as well as any other Registrable Securities as to which registration is properly requested in accordance with Section 2.02 hereof (which other Registrable Securities may be included by means of a pre-effective amendment) and any other registrable securities properly requested in accordance with other registration rights agreements with the Company, but subject in each case to any cutbacks imposed in accordance with Section 3.05 hereof and the limitations set forth in Section 2.05 hereof. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

Section 2.02.      Right to Piggyback on a Non-Shelf Registered Offering.

(a)               If the Company proposes to register the offer or sale of any of its Common Stock under the Securities Act either for the Company’s own account or any of its stockholders (other than pursuant to registrations on Form S-4 or Form S-8 (or other similar successor forms then in effect under the Securities Act), if such registered primary offerings are registrations (i) relating solely to employee benefit plans, (ii) pursuant to which the Company is offering Equity Securities solely to then-existing stockholders of the Company, (iii) relating solely to dividend reinvestment or similar plans, (iv) pursuant to which the Company intends to exchange its own Securities for other Securities, (v) on any registration form which does not permit secondary sales or which does not include substantially the same information as would be required to be included in a registration statement for the Registrable Securities or (vi) a registration where the Registrable Securities are not being sold for cash) (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a “Piggyback Registration”), the Company will give written notice to the Securityholders of such proposal not later than the 10th day prior to the anticipated filing date of such Piggyback Registration and each Securityholder may exercise piggyback rights to have included in such offering Registrable Securities held by it, subject in each case to any cutbacks imposed in accordance with Section 3.05 hereof and the limitations set forth in Section 2.05 hereof.

Section 2.03.      Right to Demand and be Included in a Shelf Registration. On or after the date that is 30 days prior to the expiration of the Lock Up Period, as soon as reasonably practicable, but in no event later than 30 days after receiving a valid Demand Notice satisfying the criteria set forth in Section 2.01 hereof, the Company will (a) prepare and file with the United States Securities and Exchange Commission a shelf registration for the Registrable Securities on (i) Form S-3, if the Company is then eligible to file a registration statement on Form S-3 (“S-3 Eligible”), or (ii) if the Company is not then S-3 Eligible, any other appropriate form under the Securities Act for the type of offering contemplated by such Securityholder or (b) use an existing Form S-3 filed with the SEC, in each case providing for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto, which in each case of (a) and (b) covers all Registrable Securities then outstanding held by the Securityholders for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the

Securities Act or any successor rule thereto. If at the time of such request the Company is then permitted to do so pursuant to applicable law, such shelf registration shall, upon the approval of the board of directors of the Company, cover an unspecified number of Registrable Securities to be sold thereunder. If permitted under the Securities Act, such Form S-3 shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

Section 2.04.      Demand and Piggyback Rights for Shelf Takedowns. Upon receiving a valid Demand Notice satisfying the criteria set forth in Section 2.01 hereof, the Company will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether pursuant to the exercise of demand rights by the Investor or at the initiative of the Company), the Securityholders may exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to request more than (x) three takedowns in each calendar year and (y) one takedown every 120 days.

Section 2.05.      Limitations on Demand and Piggyback Rights.

(a)               If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued.

(b)               Upon prior written notice to the Securityholders, the Company may postpone the filing of a demanded registration statement or suspend the initial effectiveness or continued use of any shelf registration statement for a reasonable “blackout period” not in excess of 60 days on any one occasion if the Company determines in good faith that such registration or offering would reasonably be expected to (i) materially and adversely interfere with a bona fide business, acquisition or divestiture or financing transaction of the Company that, if consummated, would be material to the Company or (ii) require premature disclosure of the information, the disclosure of which could materially and adversely affect the Company and that the Company would not otherwise be required to disclose at such time; provided that the Company shall not be entitled to impose a blackout period more than twice in any 12-month period; provided further, that in the event there are two blackout periods in any 12-month period, such blackout periods may not occur consecutively. If the Company imposes a blackout period with respect to a demanded registration or an underwritten registered offering, the Investor shall be entitled to withdraw the applicable Demand Notice and, if it does so, such demand shall not count against the limitation on the number of demand registrations set forth in Section 2.01(a).

Article 3
Notices, Cutbacks and Other Matters

Section 3.01.      Notifications Regarding Registration Statements. In order for the Investor to exercise its right to demand that a registration statement be filed, it must include in its Demand Notice the number of Registrable Securities sought to be registered and the proposed plan of distribution.

Section 3.02.      Notifications Regarding Registration Piggyback Rights.

(a)               In the event that the Company receives (i) any demand from the Investor pursuant to Section 2.01 hereof, or (ii) if the Company files a registration statement with respect to a non-shelf registered offering, the Company will promptly give to each Securityholder a written notice thereof no later than 5:00 p.m., New York City time on the fifth Business Day following receipt by the Company of such demand or the filing of such registration statement, as applicable. If a Securityholder wishes to exercise its piggyback rights with respect to any such non-shelf registration statement, the Securityholder must notify the Company and the other Securityholders of the number of Registrable Securities it seeks to have included in such registration statement in a written notice. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m. New York City time on the second Business Day prior to (A) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (B) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, to the extent that Registrable Securities held by all Securityholders have been included up to the applicable percentage in such shelf registration statement.

(b)               Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective non-shelf registration.

Section 3.03.      Notifications Regarding Demanded Underwritten Takedowns.

(a)               The Company will keep the Securityholders reasonably apprised of all pertinent aspects of any underwritten shelf takedown in order that the Securityholders may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Securityholders be notified by the Company of an anticipated underwritten takedown no later than 5:00 p.m. New York City time, on (i) if applicable, the second Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second Business Day prior to the date on which the pricing of the relevant takedown occurs.

(b)               If a Securityholder wishes to exercise its piggyback rights with respect to an underwritten shelf takedown, it must notify the Company and the other Securityholders of the number of Registrable Securities it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on (i) if applicable, the Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the Business Day prior to the date on which the pricing of the relevant takedown occurs.

(c)               Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

Section 3.04.      Plan of Distribution, Underwriters, Advisors and Counsel. If a majority of the Registrable Securities proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services, for such offering. Otherwise, (a) the Investor, if participating in such offering or (b) Securityholders holding a majority of the Registrable Securities requested to be included if the Investor is not participating in such offering, will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services; provided that such investment banker or bankers, managers and providers of advisory services shall be reasonably satisfactory to the Company. The Investor, if participating in such offering, or Securityholders holding the majority of Registrable Securities requested to be included, if the Investor is not participating in such offering, will also be entitled to select counsel for the Securityholders (which may be the same as counsel for the Company).

Section 3.05.      Cutbacks. If the managing underwriters advise the Company and the Securityholders participating in such offering that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the price that will be paid in such offering or the marketability thereof, such offering will include only the number of Registrable Securities that the underwriters advise can be sold in such offering. If an offering is an underwritten registration and the underwriter(s) give notice that the Registrable Securities proposed to be included therein will be subject to cutback, then securities will be included in the following order of priority: (a) Common Stock proposed to be included in such registration by the Company for its own account, or Registrable Securities for the account of such holder for whom or for which the registration was originally being effected pursuant to demand or other registration rights, as applicable (subject to pro rata cutback as set out in clause (b)), and (b) any excess up to the cutback will be allocated among other participating holders pro rata to their respective Registrable Securities proposed to be included in the offering.

Section 3.06.      Withdrawals. Even if Registrable Securities held by the Securityholder have been part of a registered underwritten offering, the Securityholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account. If declined and the Company does not effect a primary offering of securities pursuant to such registered underwritten offering, the demand, if any, made by the Securityholder pursuant to Section 2.01 for such registered underwritten offering shall still constitute a demand for purposes of Section 2.01, unless the Securityholder reimburses the Company for all Registration Expenses with respect to such registered underwritten offering.

Section 3.07.      Lockups. In connection with any underwritten offering of Equity Securities, the Company and each Securityholder will agree (in the case of Securityholders, with respect to Registrable Securities respectively held by them) to be bound by the underwriting agreement’s lockup restrictions (which must apply in like manner to all of them) that are agreed to by the Company. In addition, the Securityholders shall be bound by their obligations with respect to any restrictions on transfer of Registrable Securities set forth in the Investor Agreement.

Article 4
Facilitating Registrations and Offerings

Section 4.01.      Registration Statements. In connection with each registration of Registrable Securities that is demanded by the Investor in accordance with this Agreement or as to which piggyback rights otherwise apply, the Company will use all reasonable efforts to facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable and, pursuant thereto, the Company shall promptly and as applicable:

(a)               Subject to Section 2.05 and in consultation with the Investor, (i) prepare and file with the SEC a registration statement on an appropriate form covering the applicable Registrable Securities, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof, and (iv) file with the SEC prospectuses and prospectus supplements as may be required, and as reasonably necessary in order to permit the offer and sale of the such Registrable Securities in accordance with the applicable plan of distribution;

(b)               Subject to Section 2.05, with respect to any shelf registration statement filed pursuant to Section 2.03, keep such shelf registration statement continuously effective and in compliance with the Securities Act and useable for the resale of Registrable Securities until such time as there are no Registrable Securities remaining, including by filing successive replacement or renewal shelf registration statements upon the expiration of such shelf registration statement;

(c)               within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus (in each case including all exhibits filed therewith), but excluding any Exchange Act reports, provide copies of such documents to the Securityholders participating in the offering and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel, and consider in good faith such reasonable changes in any such documents prior to or after the filings thereof as the counsel to the Securityholders participating in the offering or the underwriter or underwriters may reasonably request.

(d)               subject to Section 2.05, cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (i) to comply in all material respects with the requirements of the Securities Act (including the rules and regulations promulgated thereunder) and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(e)               notify the Securityholders promptly (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, and (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose;

(f)                furnish counsel for each underwriter, if any, and for the Securityholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus (except for a “no review” letter);

(g)               make available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(h)               obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

Section 4.02.      Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by Securityholders or as to which piggyback rights otherwise apply, the Company will:

(a)               cooperate with the Securityholders participating in the offering and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates (or book-entries to similar effect) representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the Securityholders participating in the offering or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of such Registrable Securities;

(b)               furnish to each Securityholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Securityholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Securityholder and underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus;

(c)               (i) use all reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or blue sky laws of such jurisdictions as each underwriter, if any, or any Securityholder participating in the offering, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (iii) do any and all other acts and things which may be required to enable each such underwriter, if any, and Securityholder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Securityholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(d)               use all reasonable efforts to cause all Registrable Securities being sold to be qualified for inclusion in or listed on the New York Stock Exchange (or Nasdaq, if the Registrable Securities are then so qualified or listed on such exchange) if so requested by the Securityholders, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(e)               cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(f)                facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making “road show” presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be reasonably requested by the lead managing underwriter of an underwritten offering; and

(g)               enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(i)                 make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(ii)              obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such underwriters;

(iii)            obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings; and

(iv)             to the extent requested and customary for the relevant transaction, enter into a Securities sales agreement with the Securityholders providing for, among other things, the appointment of such representative as agent for the selling Securityholders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

Section 4.03.      Due Diligence. In connection with each registration and offering of Registrable Securities to be sold by Securityholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the underwriters and any counsel or accountant retained by such underwriters, in each case, during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company, all reasonably necessary financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise, but subject to customary privilege constraints.

Section 4.04.      Information from Securityholders. Each Securityholder that holds Registrable Securities covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement or is otherwise required by FINRA or the SEC in connection with such registration statement, the ownership of Registrable Securities by such Securityholder and the proposed distribution by such Securityholder of such Registrable Securities as the Company may from time to time reasonably request in writing.

Section 4.05.      Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by the Securityholders will be borne by the Company. However, Selling Expenses applicable to Registrable Securities sold for the account of a Securityholder will be borne by such Securityholder.

Article 5
Indemnification

Section 5.01.      Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by Securityholders, the Company will indemnify and hold harmless each of the Securityholders, their respective officers, directors, agents and representatives, each underwriter of such securities and each other Person, if any, who is or might be deemed to be a “controlling person” of any Securityholder or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Control Person”) and each other Person, if any, who act on behalf or controls any such Securityholder, underwriter or Control Person (each, a “Covered Person”), against any losses, claims, damages, or liabilities (including reasonable and documented legal fees and costs of court), joint or several, to which such Covered Person may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which such securities are offered and relating to action taken or action or inaction required of the Company in connection with such offering, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (a) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse each such Covered Person, as and when incurred, for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by the Securityholder specifically for use in the preparation thereof.

Section 5.02.      Indemnification by Securityholders. Each Securityholder as a condition to including Registrable Securities in such registration statement will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.01 hereof) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any Person who is or might be deemed a Controlling Person of the Company and each underwriter of such Securities and their respective Covered Persons, (a) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Securityholder specifically regarding such Securityholder for use in the preparation of such registration statement or amendment or supplement, and (b) with respect to compliance by such Securityholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

Section 5.03.      Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 5.01 and Section 5.02 hereof, the indemnified party will, if a claim in respect thereof is to be made or may be made against an indemnifying party, give written notice to such indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article 5, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense other than reasonable costs of investigation. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (b) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within thirty (30) days after notice of any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that representation by such counsel of the indemnified party and the indemnifying party would be inappropriate due to actual or potential differing interests between such persons in such proceeding (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (not to be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

Section 5.04.      Contribution. If the indemnification required by this Article 5 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties or by the indemnified party, whether the violation or alleged violation of the Securities Act, blue sky laws, securities laws or other applicable laws of any state or country in which such securities are offered and relating to any action or inaction required of the Company in connection with any registration of securities was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Securityholders agree that it would not be just and equitable if contribution pursuant to this Section 5.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.04.

Notwithstanding the provisions of this Section 5.04, no Securityholder shall be required to contribute any amount in excess of the net proceeds (after deducting Selling Expenses) actually received by such Securityholder in the sale of Registrable Securities that gives rise to obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

Article 6
Other Agreements

Section 6.01.      Assignment. Neither the Company nor any Securityholder shall assign all or any part of this Agreement without the prior written consent of the Company and the Investor. Notwithstanding the foregoing, without the prior written consent of the Company, the Investor may assign its rights and obligations under this Agreement in whole or in part to any Person who is a Permitted Transferee of the Investor pursuant to the Investor Agreement; provided that any Person who becomes a holder of Registrable Securities upon a transfer by the Investor of Registrable Securities becomes a party hereto by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

Section 6.02.      Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Securityholder, make publicly available such information) and it will take such further action as any Securityholder may reasonably request, so as to enable such Securityholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Securityholder, the Company will deliver to such Securityholder a written statement as to whether it has complied with such requirements. For the avoidance of doubt, this Section 6.02 shall not in any way limit or otherwise modify any applicable restrictions on transfer set forth in the Investor Agreement.

Article 7
Miscellaneous

Section 7.01.      Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, electronic mail or air courier guaranteeing delivery to the Persons at the respective addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

FMC Corporation

2929 Walnut Street

Philadelphia, PA 19104

Attention: Sara Ponessa

E-mail: [***]

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: William H. Aaronson; Cheryl Chan

Telephone: (212) 450-4000

E-mail: william.aaronson@davispolk.com; cheryl.chan@davispolk.com

If to the Investor:

Tessenderlo Group NV
130 Rue du Trône
1050 Brussels
Belgium
Attention: Miguel de Potter; Anne Mie Vanwalleghem
E-mail: [***]

with a copy (which shall not constitute notice) to:

Stibbe

25 Rule de Loxum

1000 Brussels

Belgium

Attention: Jan Peeters

Telephone: +32 2 533 52 11

Email: jan.peeters@stibbe.com

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom
Attention: Nikolaos G. Andronikos; Mimi Wu; Tyler W. Hill
Telephone: +44 20 7959 8900
E-mail: andronikosn@sullcrom.com; wum@sullcrom.com; hillty@sullcrom.com

If to any other Securityholder, to such address as is designated by such Securityholder in the counterpart to this Agreement in the form attached hereto as Exhibit A.

Any such notice, request, demand or other communication shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by electronic transmission (provided no error message is generated), (b) on the first Business Day after being sent if delivered by nationally recognized overnight delivery service and (c) upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail if delivered by mail.

Section 7.02.      Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

Section 7.03.      Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to conflict of laws.

Section 7.04.      Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)               The parties to this Agreement hereby irrevocably and unconditionally agree to submit to the exclusive jurisdiction of the Delaware Chancery Court (or, if such court shall not have jurisdiction, any state court or United States Federal court sitting in the City of Wilmington in the State of Delaware) in any action or proceeding arising out of or relating to this Agreement.

(b)               EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.05.      Amendments.

(a)               This Agreement may be amended only by an instrument in writing executed by the Company and the Investor. This Agreement will terminate as to any Securityholder when it no longer holds any Registrable Securities; provided that the provisions of Section 4.05, Article 5 and this Article 7 shall survive such termination.

(b)               In the event the Investor is no longer a party to this Agreement, references in this Agreement to the Investor shall be read to refer to Securityholders holding a majority of the Registrable Securities.

Section 7.06.      No Inconsistent Agreements. The Company represents and warrants that as of the date hereof it has not entered, and agrees that it will not enter, into any agreement with respect to registration rights for its Equity Securities that violates or subordinates the rights granted to the Securityholders under this Agreement.

Section 7.07.      Entire Agreement. This Agreement, together with the Purchase Agreement and the Investor Agreement, contains the entire understanding of the parties with respect to the subject matter hereof. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the Registrable Securities granted under any other agreement, and any of such preexisting registration rights are hereby terminated.

Section 7.08.      Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

Section 7.09.      No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 7.10.      Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

Section 7.11.      Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

Section 7.12.      Further Assurances. Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 7.13.      No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and Permitted Transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, that the parties hereto hereby acknowledge that the Persons set forth in Section 5.01 and Section 5.02 shall be express third-party beneficiaries of the obligations of the parties hereto set forth in Section 5.01 and Section 5.02.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY: FMC CORPORATION
By:
Name:
Title:

INVESTOR: TESSENDERLO GROUP NV
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]